    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 24, 1994

                                                               FILE NO. 33-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               -----------------
                      GENERAL ELECTRIC CAPITAL CORPORATION
             (Exact name of registrant as specified in its charter)

                            NEW YORK                                                         13-1500700
                    (State of incorporation)                                  (I.R.S. Employer Identification Number)

                              260 LONG RIDGE ROAD
                          STAMFORD, CONNECTICUT 06927
                                 (203) 357-4000
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                          ---------------------------
                                BRUCE C. BENNETT
    ASSOCIATE GENERAL COUNSEL -- TREASURY OPERATIONS AND ASSISTANT SECRETARY
                              260 LONG RIDGE ROAD
                          STAMFORD, CONNECTICUT 06927
                                 (203) 357-4000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                          ---------------------------
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

    From time to time after the effective date of this Registration Statement as determined by market conditions.
                             ---------------------
    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following
box.                                                                         / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest
reinvestment plans, please check the following box.                          /X/
                             ---------------------
                        CALCULATION OF REGISTRATION FEE

                                                                            PROPOSED           PROPOSED
                                                          AMOUNT             MAXIMUM            MAXIMUM           AMOUNT OF
              TITLE OF EACH CLASS OF                       TO BE         OFFERING PRICE        AGGREGATE        REGISTRATION
            SECURITIES TO BE REGISTERED                 REGISTERED          PER UNIT        OFFERING PRICE         FEE(1)
Debt Securities....................................   $7,500,000,000           (1)                (1)               $100

(1) This Registration Statement pertains to offers and sales of previously registered debt securities of General Electric Capital Corporation (the "Debt Securities") related to market-making transactions by and through Kidder, Peabody & Co. Incorporated and Kidder, Peabody International PLC, each an affiliate of the Registrant. Since registration fees with respect to the Debt Securities were paid previously in connection with the registration of the initial offerings of the Debt Securities to the public, the amount of the registration fee payable with respect to this registration is the minimum fee of $100.

                             ---------------------
    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

    PURSUANT TO RULE 429 UNDER THE SECURITIES ACT OF 1933, THE PROSPECTUS INCLUDED IN THIS REGISTRATION STATEMENT WILL ALSO BE USED IN CONNECTION WITH RESALES OF DEBT SECURITIES REGISTERED PURSUANT TO REGISTRATION STATEMENTS NO. 33-54011 AND NO. 33-50899 PREVIOUSLY FILED BY THE REGISTRANT ON FORM S-3 AND DECLARED EFFECTIVE ON JUNE 30, 1994 AND NOVEMBER 19, 1993, RESPECTIVELY.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                EXPLANATORY NOTE

    This Registration Statement covers resales by Kidder, Peabody & Co. Incorporated and Kidder, Peabody International PLC (collectively "Kidder") of certain debt securities registered concurrently herewith by the Registrant under the Securities Act of 1933 pursuant to Registration Statement No. 33- (the "Companion Registration Statement") under Rule 415 for future primary offering and sale.

    The prospectus material filed as a part of this Registration Statement consists of the following:

    (1) A prospectus entitled "Certain Debt Securities," which may be used, as supplemented by a prospectus supplement relating to resales by Kidder, in connection with any such resales of any of the above-described debt securities that are initially offered and sold by or on behalf of the Registrant after the effective date of this Registration Statement, other than under the Registrant's Global Medium-Term Note program.

    (2) A prospectus entitled "Debt Securities" and "Warrants to Purchase Debt Securities." In the case of primary sales of securities registered pursuant to the Companion Registration Statement, a pricing supplement identifying the specific securities involved will be delivered to the purchasers thereof. Such pricing supplement will be simultaneously filed by the Registrant pursuant to Rule 424 with respect to the Companion Registration Statement and also with respect to this Registration Statement. The Rule 424 filing with respect to this Registration Statement will cover any subsequent resales of such securities by Kidder; pricing supplements relating thereto will not be re-filed pursuant to Rule 424 at the time of any such resales.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                  SUBJECT TO COMPLETION DATED AUGUST 24, 1994
PROSPECTUS
                      GENERAL ELECTRIC CAPITAL CORPORATION
                            CERTAIN DEBT SECURITIES

    General  Electric  Capital  Corporation  (the  "Company")  has  issued   the
following debt securities of which the indicated aggregate principal amounts are outstanding:

$250,000,000 of 8.60% Notes due November 15, 1994

$250,000,000 8 1/4% Notes due January 14, 1995

$200,000,000 of 5 5/8% Notes Due January 15, 1995

$200,000,000 of 5.85% Notes Due February 15, 1995

A$100,000,000 of 10 3/4% Australian Dollar Notes due May 22, 1995

FIM 200,000,000 of 10 1/4% Notes due June 12, 1995

$200,000,000 5.25% Notes due November 15, 1995

$250,000,000 of 8 3/4% Notes due November 26, 1996

$250,000,000 of 8% Notes due February 1, 1997

$200,000,000 of 6.20% Amortizing Notes due March 15, 1997

$250,000,000 of 9 1/2% Notes due February 1, 1999

$384,755,000 of 5 1/2% Debentures Due 2001

$250,000,000 of 8 3/8% Notes due March 1, 2001

$250,000,000 of 8.70% Notes Due February 15, 2003

$200,000,000 of 7 7/8% Notes Due November 22, 2004

$300,000,000 of 8.85% Notes due April 1, 2005

$250,000,000 of 8 3/4% Notes due May 21, 2007

$250,000,000 of 8 5/8% Notes due June 15, 2008

$250,000,000 of 8 1/2% Notes due July 24, 2008

$250,000,000 of 8.30% Notes due September 20, 2009

$164,000,000 of Floating Rate Notes due September 1, 2048

$30,000,000 of Floating Rate Notes due January 1, 2049

$25,000,000 of Floating Rate Notes due August 1, 2049

$50,000,000 of Floating Rate Notes due November 1, 2049

$25,000,000 of Floating Rate Notes due February, 2050

$25,000,000 of Floating Rate Notes due February 1, 2050

$25,000,000 of Floating Rate Notes due April, 2050

$50,000,000 of Floating Rate Notes due April 1, 2050

$25,000,000 of Floating Rate Notes due May 1, 2050

$25,000,000 of Floating Rate Notes due November 1, 2050

$25,000,000 of Floating Rate Notes due May 1, 2051

$27,000,000 of Floating Rate Notes due December 1, 2051

$25,000,000 of Floating Rate Notes Due October 1, 2053

$500,000,000 of Remarketed Reset Notes
Due December 15, 2007

$24,897,000 of Reset Notes Due 2018

$500,000,000 of Remarketed Reset Notes Due May 1, 2018

$297,765,000 of Medium-Term Notes, Series A

$20,000,000 of Medium-Term Notes, Series B

    In addition, the Company has currently in effect two shelf registration statements (File Nos. 33-50909 and 33-54009) under the Securities Act of 1933, as amended (the "Act"), with respect to the initial offering to the public from time to time of $10,000,000,000 aggregate principal amount of debt securities,
approximately               of which have not  yet been issued as of the date of
this Prospectus (the "Unissued Debt Securities").

    All of the foregoing debt securities are hereinafter collectively referred to as the "Debt Securities."

THESE  SECURITIES HAVE  NOT BEEN APPROVED  OR DISAPPROVED BY  THE SECURITIES AND
  EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  NOR  HAS   THE
  SECURITIES  AND EXCHANGE  COMMISSION OR  ANY STATE  SECURITIES COMMISSION
     PASSED UPON  THE  ACCURACY  OR  ADEQUACY  OF  THIS  PROSPECTUS.  ANY
       REPRESENTATION   TO   THE   CONTRARY  IS   A   CRIMINAL  OFFENSE.
                             ---------------------

    This Prospectus has been prepared in connection with the Debt Securities and is to be used by Kidder, Peabody & Co. Incorporated ("Kidder, Peabody"), an affiliate of the Company, in connection with offers and sales of the Debt Securities related to market-making transactions by and through Kidder, Peabody, at negotiated prices related to prevailing market prices at the time of sale or otherwise. Kidder, Peabody may act as principal or agent in such transactions. The Debt Securities may be offered on the New York Stock Exchange in the event the particular issue of Debt Securities has been listed thereon, or off such Exchange in negotiated transactions or otherwise.

                             ---------------------

                             KIDDER, PEABODY & CO.
                                  Incorporated
August   , 1994

    No dealer, salesperson or other individual has been authorized to give any information or to make any representation other than those contained or incorporated by reference in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which it relates or an offer to sell or the solicitation of an offer to buy such securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information is correct as of any time subsequent to its date.
                             ---------------------

                             AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "1934 Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission. Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as the Regional Offices of the Commission at 500 West Madison Street, Chicago, Illinois 60661 and 7 World Trade Center, New York, New York 10048 and copies can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Reports and other information concerning the Company can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which certain of the Company's securities are listed.
                             ---------------------

                      DOCUMENTS INCORPORATED BY REFERENCE

    There is hereby incorporated in this Prospectus by reference the Company's Annual Report on Form 10-K for the year ended December 31, 1993, and the Company's Quarterly Reports on Form 10-Q for the quarters ended April 2, 1994 and July 2, 1994, heretofore filed with the Securities and Exchange Commission pursuant to the 1934 Act, to which reference is hereby made.

    All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Prospectus and prior to the termination of the offering of the Debt Securities shall be deemed to be incorporated in this Prospectus by reference and to be a part hereof from the date of filing of such documents.

    The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents.
Requests for such copies should be directed to Bruce C. Bennett, Associate General Counsel-Treasury Operations and Assistant Secretary, General Electric Capital Corporation, 260 Long Ridge Road, Stamford, Connecticut 06927 (Telephone No. (203) 357-4000).

                                  THE COMPANY

    General Electric Capital Corporation was incorporated in 1943 in the State of New York, under the provisions of the New York Banking Law relating to investment companies, as successor to General Electric Contracts Corporation, formed in 1932. Until November 1987, the name of the Company was General Electric Credit Corporation. All outstanding common stock of the Company is owned by General Electric Capital Services, Inc., ("GE Capital Services") formerly General Electric Financial Services, Inc., which is in turn wholly owned by General Electric Company ("GE Company"). The business of the Company (which term, as used hereinafter under the above caption "The Company," means the Company and its consolidated affiliates) originally related principally to financing the distribution and sale of consumer and other products of GE
Company. Currently, however, the type and brand of products financed and the financial services offered are significantly more diversified. Very little of the financing provided by the Company involves products that are manufactured by GE Company.

    The Company operates in four finance industry segments and in a specialty insurance industry segment. The Company's financing activities include a full range of leasing, loan, equipment management services and annuities. The Company's specialty insurance activities include providing private mortgage insurance, financial (primarily municipal) guarantee insurance, creditor insurance, reinsurance and, for financing customers, credit life and property and casualty insurance. The Company is an equity investor in a retail organization and certain other financial services organizations. The Company's operations are subject to a variety of regulations in their respective jurisdictions.

    Services of the Company are offered primarily in the United States, Canada and Europe. Computerized accounting and service centers, including those located in Connecticut, Ohio, Georgia and England, provide financing offices and other service locations with data processing, accounting, collection, reporting and other administrative support. The Company's principal executive offices are located at 260 Long Ridge Road, Stamford, Connecticut 06927 (telephone number
(203) 357-4000). At December 31, 1993, the Company employed approximately 27,000 persons.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

               YEAR ENDED DECEMBER 31,                   SIX MONTHS
- -----------------------------------------------------       ENDED
  1989       1990       1991       1992       1993      JULY 2, 1994
- ---------  ---------  ---------  ---------  ---------  ---------------
     1.30       1.31       1.34       1.44       1.62          1.63

    For purposes of computing the consolidated ratio of earnings to fixed charges, earnings consist of net earnings adjusted for the provision for income taxes, minority interest and fixed charges. Fixed charges consist of interest and discount on all indebtedness and one-third of annual rentals, which the Company believes is a reasonable approximation of the interest factor of such rentals.

                         DESCRIPTION OF DEBT SECURITIES

GENERAL

    The statements under this heading are subject to the detailed provisions of the relevant Indenture, a copy of each of which is filed as an exhibit to the Registration Statement. Wherever particular provisions of an Indenture or terms defined therein are referred to, such provisions or definitions are incorporated by reference as a part of the statements made and the statements are qualified in their entirety by such reference. Unless otherwise specified, terms defined under a caption for a specific series of Debt Securities shall have such meanings only as to the Debt Securities described therein.

    The Debt Securities are unsecured and rank PARI PASSU with all other unsecured and unsubordinated indebtedness of the Company. Except as set forth herein, all Debt Securities are denominated in U.S. dollars and payments of principal of, premium, if any, and interest on such Debt Securities will be made in U.S. dollars.

    Each of the Debt Securities was, or will be, issued under one of several Indentures, in each case between the Company and a banking institution organized under the laws of the United States or one of the states thereof (each a "Trustee"). Except as otherwise described below, all of the outstanding Debt Securities were issued under an Indenture dated as of March 15, 1986, between the Company and Mercantile-Safe Deposit and Trust Company, as supplemented (as so supplemented, the "1986 Indenture"). The Series A Extendible Notes due 2011, the Series B Extendible Notes due 2011, the Medium-Term Notes, Series A, and the Medium-Term Notes, Series B were issued under an Indenture dated as of September 1, 1982, between the Company and The Chase Manhattan Bank (National Association), as trustee (as to which Mercantile-Safe Deposit and Trust Company is successor trustee), as supplemented (as so supplemented, the "1982 Indenture"). The 5 1/2% Debentures Due 2001 (the "5 1/2% Debentures") were issued under an Indenture dated as of November 1, 1981, between the Company and Bankers Trust Company (as to which The First National Bank of Boston is successor trustee) (the "Debenture Indenture"). The 1982 Indenture and the 1986 Indenture were Amended and Restated on June 1, 1994 and June 15, 1994, respectively (the Amended and Restated Indenture are referred herein as the "Amended and Restated Indentures"). The 1982

Indenture,  the  1986 Indenture,  the Amended  and  Restated Indentures  and the
Debenture Indenture are herein sometimes collectively referred to as the "Indentures". None of the 1982 Indenture, the 1986 Indenture or the Amended and Restated Indentures limit the amount of Debt Securities or other unsecured, senior debt which may be issued thereunder, and any of the Debt Securities which are presently unissued may be issued under either of such indentures. See "Description of Debt Securities--Unissued Debt Securities".

    In addition to the 1986 Indenture, the 1982 Indenture and the Amended and Restated Indentures, Mercantile-Safe Deposit and Trust Company also acts as trustee under an indenture with the Company dated as of October 1, 1991 with respect to the Company's variable denomination floating rate demand notes.

    The First National Bank of Boston extends credit facilities to the Company and the Company maintains bank accounts and has other customary banking relationships with such bank, all in the ordinary course of business.

    Any material business and other relationships (including additional trusteeships), other than the present and prospective trusteeships and other relationships referred to in the immediately preceding two paragraphs, between, on the one hand, the Company, GE Company and other affiliates of GE Company and, on the other hand, each Trustee under any indenture pursuant to which any of the Debt Securities are issued will be described in a Prospectus Supplement accompanying this Prospectus.

CERTAIN COVENANTS OF THE COMPANY

    The Company covenants that neither it nor any Finance Subsidiary will subject any of its property or assets to any lien unless the Debt Securities are secured equally and ratably with other indebtedness thereby secured. There are excepted from this covenant liens created to secure obligations for the purchase price of real estate, equipment or other physical property and certain liens existing at the time any such property is acquired; liens, existing at the time of acquisition, on acquired receivables or other nonphysical property if the gross amount of such receivables and the fair market value of such other property, in the aggregate, do not exceed 5% of net receivables of the Company and its Finance Subsidiaries taken on a consolidated basis; liens created to secure the borrowing of money by a Finance Subsidiary from the Company or another Finance Subsidiary; and certain other liens not related to the borrowing of money.

    As used in the preceding paragraph, the term "Finance Subsidiary" means any Subsidiary (as defined below) engaged within the United States in the business of purchasing notes, accounts receivable (whether or not payable in installments), conditional sale contracts or other paper originating in sales at wholesale or retail, or of leasing new or used products or of making installment loans, and the term "Subsidiary" means any corporation of which the Company directly or indirectly owns or controls at the time at least a majority of the outstanding stock having under ordinary circumstances (not dependent upon the happening of a contingency) voting power to elect a majority of the board of directors of such corporation.

    If upon any consolidation or merger of the Company with any other corporation, or upon any sale, conveyance or lease of substantially all its assets, any of the property of the Company or of any Subsidiary owned immediately prior thereto would thereupon become subject to any mortgage, pledge, lien or encumbrance, the Company prior to or simultaneously with such event will secure the Debt Securities equally and ratably with any other obligations of the Company then entitled thereto, by a direct lien on such property prior to all liens other than any theretofore existing thereon.

MODIFICATION OF THE INDENTURES

    Each Indenture permits the Company and the trustee thereunder, with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the Debt Securities of each series affected outstanding, to add any provisions to or change in any manner or eliminate any of the provisions of such Indenture or modify in any manner the rights of the holders of Debt Securities of each such series, PROVIDED that no addition or modification shall (i) among other things, extend the fixed maturity of any Debt Securities or reduce the principal amount thereof (including in the case of a discounted Debt Security the amount payable upon acceleration of the maturity thereof), reduce the redemption premium thereon or reduce the rate or extend the time of payment of interest, if any, thereon, or (ii) reduce the aforesaid percentage of principal amount of such Debt Securities of any series the consent of the holders of which is required for any addition or modification, without in each case the consent of the holder of each such Debt Security so affected.

EVENTS OF DEFAULT

    An Event of Default with respect to any series of Debt Securities is defined in each Indenture as being: (a) default in any payment of principal or premium, if any, on any Debt Security of such series; (b) default for 30 days in payment of any interest on any Debt Security of such series; (c) default in the making or satisfaction of any sinking fund payment or analogous obligation on the Debt Securities of such series; (d) default for 60 days after written notice in performance of any other covenant in respect of the Debt Securities of such series contained in such Indenture; (e) a default, as defined, with respect to any other series of Debt Securities outstanding under the relevant Indenture or as defined in any other indenture or instrument evidencing or under which the Company has outstanding any indebtedness for borrowed money, as a result of which such other series or such other indebtedness of the Company shall have been accelerated and such acceleration shall not have been annulled within 10 days after written notice thereof (PROVIDED, that under each Indenture the resulting Event of Default with respect to such series of Debt Securities may be remedied, cured or waived by the remedying, curing or waiving of such other default under such other series of Debt Securities or such other indebtedness); or (f) certain events in bankruptcy, insolvency or reorganization. Each Indenture requires the Company to deliver to the Trustee annually a written statement as to the presence or absence of certain defaults under the terms thereof. No Event of Default with respect to a particular series of Debt Securities under any Indenture necessarily constitutes an Event of Default with respect to any other series of Debt Securities issued thereunder. Each Indenture provides that the Trustee may withhold notice to the holders of any series of Debt Securities issued thereunder of any default (except in the payment of principal, premium, if any, or interest, if any, on any of the Notes of such series or in the making of any sinking fund instalment or analogous obligation with respect to such series) if the Trustee considers it in the interest of such Debt Securityholders to do so.

    Each Indenture provides that during the continuance of an Event of Default with respect to any series of Debt Securities, either the Trustee thereunder or the holders of 25% in aggregate principal amount of the outstanding Debt Securities of such series may declare the principal, or in the case of discounted Debt Securities (including the Company's 5 1/2% Debentures discussed in the next succeeding paragraph), such portion of such principal amount as is described below or in any Prospectus Supplement accompanying this Prospectus, of all such Debt Securities to be due and payable immediately, but under certain conditions such declaration may be annulled by the holders of a majority in principal amount of such Debt Securities then outstanding. Each Indenture provides that past defaults with respect to a particular series of Debt Securities (except, unless theretofore cured, a default in payment of principal of, premium, if any, or interest, if any, on any of the Debt Securities of such series, or the payment of any sinking fund instalment or analogous obligation on the Debt Securities of such series) may be waived on behalf of the holders of all Debt Securities of such series by the holders of a majority in principal amount of such Debt Securities then outstanding.

    The Debenture Indenture provides that if an Event of Default shall have occurred and be continuing, either the Trustee or the holders of 25% in principal amount of the 5 1/2% Debentures then outstanding may declare to be due and payable immediately an amount of principal equal to the sum of (i) the initial public offering price of the 5 1/2% Debentures plus (ii) the accrued amortization of original issue discount calculated using the "interest" method from the date of issue to the date of declaration, but under certain conditions such declaration may be annulled by the holders of a majority in principal amount of such 5 1/2% Debentures then outstanding. The Debenture Indenture provides that past defaults (except, unless theretofore cured, a default in payment of principal of or interest on the Debentures) may be waived on behalf of the holders of all the 5 1/2% Debentures by the holders of a majority in principal amount of such 5 1/2% Debentures then outstanding.

    Subject to the provisions of each Indenture relating to the duties of the trustee thereunder in case an Event of Default with respect to any series of Debt Securities shall be continuing, such trustee shall have no obligation to exercise any of its rights or powers under such Indenture unless adequate indemnity all have been assured to such trustee. Each Indenture provides that the holders of a majority in principal amount of the Debt Securities of any series issued thereunder at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee thereunder, or exercising any trust or power conferred on such trustee with respect to the Debt Securities of such series, provided that such trustee may decline to follow any such direction if it has not offered reasonable indemnity thereof or if it determines that the proceedings so directed would be illegal or involve it in any personal liability.

BOOK-ENTRY DEBT SECURITIES

    Certain Debt Securities are issued in the form of one or more fully registered global Debt Securities (each a "Book-Entry Note"), that are deposited with, or on behalf of, The Depository Trust Company, New York, New York (the
"Depository") and registered in the name of the Depository's nominee. The Depository currently limits the maximum denomination of any single Book-Entry Note to $150,000,000. For purposes of this Prospectus, "Book-Entry Note" refers to the Book-Entry Note or Book-Entry Notes representing an entire issue of Debt Securities.

    Except as set forth below, a Book-Entry Note may be transferred, in whole and not in part, only to another nominee of the Depository or to a successor of the Depository or its nominee.

    The Depository has advised as follows: it is a limited-purpose trust company which was created to hold securities for its participating organizations (the "Participants") and to facilitate the clearance and settlement of securities transactions in such securities between Participants through electronic book-entry changes in accounts of its Participants. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to the Depository's system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("indirect participants"). Persons who are not Participants may beneficially own securities held by the Depository only through Participants or indirect participants.

    The Depository advises that pursuant to procedures established by it (i) upon issuance of a Book-Entry Note by the Company in connection with the sale thereof to an underwriter or underwriters, the Depository will credit the accounts of Participants designated by such underwriter or underwriters with the principal amount of the Notes purchased by such underwriter or underwriters, and
(ii) ownership of beneficial interests in a Book-Entry Note will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depository (with respect to Participants), by the Participants (with respect to indirect participants and certain beneficial owners) and by the indirect participants (with respect to all other beneficial owners). The laws of some states require that certain persons take physical delivery in definitive form of securities which they own. Consequently, the ability to transfer beneficial interests in a Book-Entry Note is limited to such extent.

    So long as a nominee of the Depository is the registered owner of a Book-Entry Note, such nominee for all purposes will be considered the sole owner or holder of such Debt Securities under the relevant Indenture. Except as provided below, owners of beneficial interests in a Book-Entry Note will not be entitled to have Debt Securities registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities in definitive form, and will not be considered the owners or holders thereof under the relevant Indenture.

    Neither the Company, the Trustee, any paying agent nor any registrar of Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Book-Entry Note, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

    Payments of principal and interest, if any, on the Debt Securities registered in the name of the Depository's nominee will be made by or on behalf of the Company in immediately available funds to the Depository's nominee as the registered owner of the Book-Entry Note. Under the terms of the relevant Indenture, the Company and the Trustee will treat the persons in whose names the Debt Securities are registered as the owners of such Debt Securities for the purpose of receiving payment of principal and interest, if any, on such Debt Securities and for all other purposes whatsoever. Therefore, neither the Company, any Trustee nor any paying agent has any direct responsibility or liability for the payment of principal or interest, if any, on the Debt Securities to owners of beneficial interests in a Book-Entry Note. The Depository has advised the Company and each Trustee that its current practice is, upon receipt of any payment of principal or interest, to immediately credit the accounts of the Participants with such payment in amounts proportionate to their respective holdings in principal amount of beneficial interests in a Book-Entry Note as shown in the records of the Depository. The Depository's current practice is to credit such accounts, as to interest, in next-day funds and, as to principal, in same-day funds. Payments by Participants and indirect participants to owners of beneficial interests in a Book-Entry Note will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of the Participants or indirect participants.

    If the Depository is at any time unwilling or unable to continue as depository and a successor depository is not appointed by the Company within 90 days, the Company will issue Debt Securities in definitive form in exchange for a Book-Entry Note. In addition, the Company may at any time determine not to have the Debt Securities represented by a Book-Entry Note and, in such event, will issue Debt Securities in definitive form in exchange for a Book-Entry Note. In either instance, an owner of a beneficial interest in a Book-Entry Note will be entitled to have Debt Securities equal in principal amount to such beneficial interest registered in its name and will be entitled to physical delivery of such Debt Securities in definitive form. Notes so issued in definitive form will be issued in denominations of $1,000 and integral multiples thereof and will be issued in registered form only, without coupons, and the Company will maintain in the Borough of Manhattan, The City of New York, one or more offices or agencies where such Notes may be presented for payment and may be transferred or exchanged. No service charge will be made for any transfer or exchange of such Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

SAME DAY SETTLEMENT IN RESPECT OF GLOBAL NOTES

    Secondary trading in long-term notes and debentures of corporate issuers is generally settled in clearinghouse or next-day funds. In contrast, all Book-Entry Notes, except the Remarketed Reset Notes Due December 15, 2007 and the Remarketed Reset Notes Due May 1, 2018, will trade in the Depository's
Same-Day Funds Settlement System until maturity (the "Same-Day Settlement Notes") and secondary market trading activity in the Same-Day Settlement Notes will therefore be required by the Depository to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in Same-Day Settlement Notes.

FIXED RATE NOTES

    The following table sets forth certain terms of nineteen issues of fixed-interest-rate Debt Securities (the "Fixed Rate Debt Securities") of the Company covered by this Prospectus.

          TITLE             INITIAL    AGGREGATE                               DATE FROM   REDEEMABLE     REPAYABLE
                           AGGREGATE   PRINCIPAL                                 WHICH       BY THE      AT HOLDER'S   BOOK-
                           PRINCIPAL    AMOUNT     MATURITY  INTEREST  RECORD  INTEREST    COMPANY ON       OPTION     ENTRY
                            AMOUNT    OUTSTANDING            PAYMENT                           OR
                           (IN MILLIONS OF UNITS)    DATE     DATES    DATES    ACCRUED      AFTER:          ON:       NOTE
- ----------------------------------------------------------------------------------------------------------------------------
       8.60% Notes                                             5/15     4/30
           due               $250        $250      11/15/94    and      and    11/15/90        --             --        Yes
    November 15, 1994                                         11/15    10/31
- ----------------------------------------------------------------------------------------------------------------------------
      8 1/4% Notes                                             1/14    12/30
           due               $250        $250      1/14/95     and      and     1/14/91        --             --        Yes
    January 14, 1995                                           7/14     6/29
- ----------------------------------------------------------------------------------------------------------------------------
      5 5/8% Notes                                             1/15    12/31
           Due               $200        $200      1/15/95     and      and     1/23/92        --             --        Yes
    January 15, 1995                                           7/15     6/30
- ----------------------------------------------------------------------------------------------------------------------------
       5.85% Notes                                             2/15     1/31
           Due               $200        $200      2/15/95     and      and     2/18/92        --             --        Yes
    February 15, 1995                                          8/15     7/31
- ----------------------------------------------------------------------------------------------------------------------------
10 3/4% Australian Dollar                                      5/22     5/7
        Notes due            A$100       A$100     5/22/95     and      and     5/22/91        --             --        No
      May 22, 1995                                            11/22     11/7
- ----------------------------------------------------------------------------------------------------------------------------
      10 1/4% Notes                                            6/12     5/28
           due              FIM 200     FIM 200    6/12/95     and      and     6/12/91        --             --        No
      June 12, 1995                                           12/12    11/27
- ----------------------------------------------------------------------------------------------------------------------------
       5.25% Notes                                             5/15     5/1
           due               $200        $200      11/15/95    and      and    11/16/92        --             --        Yes
    November 15, 1995                                         11/15     11/1
- ----------------------------------------------------------------------------------------------------------------------------
      8 3/4% Notes                                             5/26     5/11
           due               $250        $250      11/26/96    and      and    11/26/90        --             --        Yes
    November 26, 1996                                         11/26    11/11
- ----------------------------------------------------------------------------------------------------------------------------
        8% Notes                                               2/1      1/15
           due               $250        $250       2/1/97     and      and     2/13/91        --             --        Yes
    February 1, 1997                                           8/1      7/15
- ----------------------------------------------------------------------------------------------------------------------------

          TITLE             INITIAL    AGGREGATE                               DATE FROM   REDEEMABLE     REPAYABLE
                           AGGREGATE   PRINCIPAL                                 WHICH       BY THE      AT HOLDER'S   BOOK-
                           PRINCIPAL    AMOUNT     MATURITY  INTEREST  RECORD  INTEREST    COMPANY ON       OPTION     ENTRY
                            AMOUNT    OUTSTANDING            PAYMENT                           OR
                           (IN MILLIONS OF UNITS)    DATE     DATES    DATES    ACCRUED      AFTER:          ON:       NOTE
- ----------------------------------------------------------------------------------------------------------------------------
      9 1/2% Notes                                             2/1      1/15
           due               $250        $250       2/1/99     and      and     2/1/89       2/1/94           --        No
    February 1, 1999                                           8/1      7/15
- ----------------------------------------------------------------------------------------------------------------------------
      8 3/8% Notes                                             3/1      2/15
           due               $250        $250       3/1/01     and      and     3/5/91         --             --        Yes
      March 1, 2001                                            9/1      8/15
- ----------------------------------------------------------------------------------------------------------------------------
    5 1/2% Debentures                                          5/1      4/15                  (See
           Due               $500       $384.8     11/1/01     and      and     11/1/81       text            --        No
          2001                                                 11/1    10/15                 below)
- ----------------------------------------------------------------------------------------------------------------------------
       8.70% Notes                                             2/15     1/31
           Due               $250        $250      2/15/03     and      and     2/27/90        --          2/15/94      No
    February 15, 2003                                          8/15     7/31
- ----------------------------------------------------------------------------------------------------------------------------
      7 7/8% Notes                                             5/22     5/7
           Due               $200        $200      11/22/04    and      and    11/22/89        --          11/22/94     No
    November 22, 2004                                         11/22     11/7
- ----------------------------------------------------------------------------------------------------------------------------
       8.85% Notes                                             4/1      3/15
           due               $300        $300       4/1/05     and      and     4/5/90         --           4/1/94      Yes
      April 1, 2005                                            10/1     9/15
- ----------------------------------------------------------------------------------------------------------------------------
      8 3/4% Notes                                             5/21     5/6
           due               $250        $250      5/21/07     and      and     5/21/90        --          5/21/95      Yes
      May 21, 2007                                            11/21     11/6
- ----------------------------------------------------------------------------------------------------------------------------
      8 5/8% Notes                                             6/15     5/31
           due               $250        $250      6/15/08     and      and     6/19/90        --          6/15/96      Yes
      June 15, 2008                                           12/15    11/30
- ----------------------------------------------------------------------------------------------------------------------------
      8 1/2% Notes                                             1/24     1/9
           due               $250        $250      7/24/08     and      and     7/24/90        --          7/24/95      Yes
      July 24, 2008                                            7/24     7/9
- ----------------------------------------------------------------------------------------------------------------------------
       8.30% Notes                                             3/20     3/5
           due               $250        $250      9/20/09     and      and     9/20/89        --          9/20/98      No
   September 20, 2009                                          9/20     9/5
- ----------------------------------------------------------------------------------------------------------------------------

    Following is an explanation of certain of the information summarized in the above table, and certain additional terms of such securities.

    INTEREST RATE. The Fixed Rate Debt Securities bear interest at the annual rate set forth in their respective titles, payable semi-annually on the dates indicated under the caption "Interest Payment Dates" to holders of record as of the respective dates set forth under the caption "Record Dates". Any payment of interest required to be made on an Interest Payment Date that is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, and no interest shall accrue for the period from and after such Interest Payment Date to the date of payment of such interest. Interest will be payable to the persons in whose names the Notes are registered at the close of business on the Record Date next preceding the Interest Payment Date.

    REDEMPTION. Certain of the Fixed Rate Debt Securities are redeemable by the Company prior to maturity as set forth under the caption "Redeemable by the Company on or after:" and as more fully described below.

    The 9 1/2% Notes due February 1, 1999 are redeemable by the Company, at its option, in whole (or in part from time to time) on or after the date set forth under the caption "Redeemable by the Company on or after", upon not less than 30 days' nor more than 60 days' notice, at their principal amount plus accrued interest to the date fixed for redemption.

    The 5 1/2% Debentures, which were originally sold at a substantial discount from their principal amount and which, in the event the payment thereof were accelerated as a result of an event of default, would be paid on the basis of accrued amortization constituting less than their principal amount (see "Events of Default" herein), are redeemable by the Company, at its option, in whole at any time or in part from time to time, upon not less than 30 days' nor more than 60 days' notice, at their principal amount plus accrued interest to the date fixed for redemption.

    ORIGINAL ISSUE DISCOUNT IN CONNECTION WITH THE 5 1/2% DEBENTURES. A holder of a 5 1/2% Debenture that is a citizen or resident of the United States, a corporation, partnership or other entity created or organized under the laws of the United States or any political subdivision thereof or an estate or trust, the income of which is subject to United States federal income taxation regardless of its source or that otherwise is subject to United States federal income taxation on a net income basis in respect of a 5 1/2% Debenture (a "United States holder") generally will be subject to the special tax accounting rules for original issue discount obligations. United States holders of 5 1/2% Debentures should be aware that, as described in greater detail below, they generally must include original issue discount in income for United States federal income tax purposes as it accrues, in advance of the receipt of cash attributable to that income.

    In general, under the original issue discount rules applicable to the 5 1/2% Debentures, "original issue discount" is defined as the excess of the principal or face amount of a 5 1/2% Debenture over its issue price; the issue price of the 5 1/2% Debentures was 37.924%. Any holder of a 5 1/2% Debenture that is a United States holder will be required to include original issue discount in income on a ratable basis; with respect to such a holder that acquires by purchase, the original issue discount includible in income ratably will be the lesser of (i) the amount of original issue discount allocable to the period between the date of that holder's purchase and the date of maturity of the 5 1/2% Debenture and (ii) the excess (if any) of the face amount of the 5 1/2% Debenture over the purchase price thereof paid by such holder.

    The basis of a 5 1/2% Debenture in the hands of a United States holder is increased by the amount of original issue discount included in the holder's gross income. Upon a sale or other disposition of a 5 1/2% Debenture in a transaction in which gain or loss is recognized, such gain or loss will be long-term capital gain or loss if the 5 1/2% Debenture is a capital asset in the hands of the United States holder and if the holder has held the 5 1/2% Debenture for more than one year.

    Purchasers of 5 1/2% Debentures should consult their own tax advisors as to the tax treatment of original issue discount, including the application of these rules to their particular situation (including the treatment of bond premium, if any), as well as the application of state, local or other tax laws.

    CURRENCY OF PAYMENT. Subject to any applicable United States or foreign laws or regulations, principal of and interest on the 10 3/4% Australian Dollar Notes due May 22, 1995 and the Finnish Markka 10 1/4% Notes due June 12, 1995 (each a "Foreign Currency Note") is payable in United States dollars unless the holder thereof elects to receive payment in Australian dollars or Finnish markkas, as the case may be. The provisions with regard to such election, and with respect to the calculation of the amount of United States dollars payable in the event such election is not exercised, are set forth under "Foreign-Currency Payment Election and Calculation of U.S. Dollar Payments on Foreign-Currency-Denominated Securities".

    FOREIGN-CURRENCY PAYMENT ELECTION AND CALCULATION OF U.S. DOLLAR PAYMENTS ON FOREIGN-CURRENCY-DENOMINATED SECURITIES. Subject to any applicable United States or foreign laws or regulations, the principal of and interest on the Foreign Currency Notes will be paid in U.S. dollars, except that holders of the Foreign Currency Notes may elect to receive payments in the applicable foreign or composite currency as described below. The U.S. dollar amount to be received by a holder not electing to receive the applicable foreign or composite currency will be based on the highest bid quotation in The City of New York received by the exchange rate agent selected by the Company, at 11:00 a.m. (New York City time) on the second business day preceding the applicable payment date, from three recognized foreign exchange dealers (one of which may be the exchange rate agent) for the purchase by the quoting dealer of the applicable foreign or composite currency for U.S. dollars for settlement on such payment date in the aggregate amount of the applicable foreign or composite currency payable to all holders receiving U.S. dollar payments and at which the applicable dealer commits to execute a contract. If such bid quotations are not available, payments may be made in the applicable foreign or composite currency (except as provided below under "European Currency Units; Valuation and Computation of Equivalents"). All costs of exchange will be borne by the holder of the Foreign Currency Note by deduction from such payment.

    A holder of a Foreign Currency Note may elect to receive payment of the principal of and interest on the Foreign Currency Notes in the applicable foreign or composite currency by filing a written request for such payment (including, if the holder wishes to be eligible for payment of interest by wire transfer, identification of the holder's bank account in the United States denominated in the applicable foreign or composite currency) with the exchange rate agent not later than the record date for any interest payment or 15 days prior to the maturity date. A holder of a

Foreign Currency Note may elect to receive the applicable foreign or composite currency for all principal and interest payments and need not file a separate election for each payment. An election to receive the applicable foreign or composite currency will remain in effect until changed by written notice to the exchange rate agent, but written notice of any such change must be received by the exchange rate agent not later than the record date for any interest payment or 15 days prior to the maturity date. The Chase Manhattan Bank N.A. presently acts as the exchange rate agent for all Foreign Currency Notes.

    The Foreign Currency Notes are to be governed by, and will be construed in accordance with, the laws of the State of New York. Courts in the United States have not customarily rendered judgments for money damages denominated in any currency other than the U.S. dollar. New York law currently provides, however, that a judgment or decree in an action based upon an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation and converted into U.S. dollars at a rate of exchange prevailing on the date of the entry of the judgment or decree.

FLOATING RATE NOTES

    The following table sets forth certain terms of thirteen issues of floating-interest-rate debt securities of the Company ("Floating Rate Notes") covered by this Prospectus.

      TITLE         INITIAL    AGGREGATE             CURRENT
                   AGGREGATE   PRINCIPAL             INTEREST                            BOOK-
                   PRINCIPAL    AMOUNT     MATURITY  PAYMENT   ISSUE                     ENTRY
                    AMOUNT    OUTSTANDING
                       (IN MILLIONS)         DATE     DATES    DATE   CALL DAY  PUT DAY  NOTE
- ----------------------------------------------------------------------------------------------
  Floating Rate                                        3/1
    Notes due        $164        $164      9/1/2048    and     9/8/88   8/31      9/1     No
September 1, 2048                                      9/1
- ----------------------------------------------------------------------------------------------
  Floating Rate                                        1/1
    Notes due         $30         $30      1/1/2049    and     1/11/89  12/31     1/1     No
 January 1, 2049                                       7/1
- ----------------------------------------------------------------------------------------------
  Floating Rate                                        2/1
    Notes due         $25         $25      8/1/2049    and     7/20/89   7/31     8/1     No
 August 1, 2049                                        8/1
- ----------------------------------------------------------------------------------------------
  Floating Rate                                        5/1
    Notes due         $50         $50      11/1/2049   and     10/25/89  10/31   11/1     No
November 1, 2049                                       11/1
- ----------------------------------------------------------------------------------------------
  Floating Rate                                        2/1
    Notes due         $25         $25      2/1/2050    and     1/22/90   1/31     2/1     No
 February, 2050                                        8/1
- ----------------------------------------------------------------------------------------------
  Floating Rate                                        2/1
    Notes due         $25         $25      2/1/2050    and     2/1/90   1/31      2/1     No
February 1, 2050                                       8/1
- ----------------------------------------------------------------------------------------------
  Floating Rate                                        4/1
    Notes due         $50         $50      4/1/2050    and     4/4/90   3/31      4/1     Yes
  April 1, 2050                                        10/1
- ----------------------------------------------------------------------------------------------
  Floating Rate                                        4/1
    Notes due         $25         $25      4/1/2050    and     4/9/90   3/31      4/1     Yes
   April, 2050                                         10/1
- ----------------------------------------------------------------------------------------------
  Floating Rate                                        5/1
    Notes due         $25         $25      5/1/2050    and     4/30/90   4/30     5/1     Yes
   May 1, 2050                                         11/1
- ----------------------------------------------------------------------------------------------
  Floating Rate                                        5/1
    Notes due         $25         $25      11/1/2050   and     10/22/90  10/31   11/1     Yes
November 1, 2050                                       11/1
- ----------------------------------------------------------------------------------------------
  Floating Rate                                        5/1
    Notes due         $25         $25      5/1/2051    and     5/7/91   4/30      5/1     Yes
   May 1, 2051                                         11/1
- ----------------------------------------------------------------------------------------------
  Floating Rate                                        6/1
    Notes due         $27         $27      12/1/2051   and     12/12/91  11/30   12/1     Yes
December 1, 2051                                       12/1
- ----------------------------------------------------------------------------------------------
  Floating Rate                                        4/1
    Notes Due         $25         $25      10/1/2053   and     9/20/93   10/1    10/1     Yes
 October 1, 2053                                       10/1
- ----------------------------------------------------------------------------------------------

    Following is an explanation of certain of the information summarized in the above table, and certain additional terms of such securities.

    INTEREST RATE. The Floating Rate Notes bear interest from the dates indicated under the caption "Issue Date". Interest on the Floating Rate Notes is payable, at the option of the Company, either monthly on the first day of each month or semi-annually on the dates indicated under the caption "Current Interest Payment Dates". Any payment of interest required to be made on an Interest Payment Date that is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, and no interest shall accrue for the period from and after such Interest Payment Date to the date of payment of such interest. Interest will be payable to the persons in whose names the Notes are registered at the close of business on the fifteenth day of the month next preceding the Interest Payment Date.

    The Company has currently elected to pay interest semi-annually. Such election and each subsequent election will remain in effect until changed by the Company by written notice to the Trustee. The Company or, at the Company's request, the trustee, shall give to each holder of a Floating Rate Note written notice of any such change at least 10 days, but not more than 15 days, prior to the relevant Interest Payment Date.

    "Interest Period" means each period beginning on the Issue Date or an Interest Payment Date up to but excluding the next succeeding Interest Payment Date.

    The Floating Rate Notes bear interest for each Interest Period at a variable rate per annum, which is compounded in the case of Interest Periods comprised of more than one Accrual Period, based on the Commercial Paper Rate for each Accrual Period within such Interest Period, as adjusted by the applicable Spread, if any. The "Accrual Period" is each successive one-month period beginning on and including the first day of each month and ending on and including the day preceding the next Accrual Period, whether or not such day is a Business Day. Interest during each Accrual Period will accrue at the Commercial Paper Rate, adjusted by the applicable Spread, if any, for such Accrual Period on the outstanding principal amount of the Notes and on the sum of the amounts of interest for each of the previous Accrual Periods within an Interest Period. The Commercial Paper Rate for each Accrual Period within each Interest Period will be determined by the Calculation Agent in accordance with the following provisions.

    The "Commercial Paper Rate" for each Accrual Period within each Interest Period is the Bond Equivalent Yield (calculated as described below) of the per annum rate on the Interest Determination Date for such Accrual Period for commercial paper having a 30-day maturity placed for issuers whose bond rating is "AA", or the equivalent, from a nationally recognized rating agency as such rate is published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates", or any successor publication of the Board of Governors of the Federal Reserve System ("H.15(519)"), under the heading "Commercial Paper". In the event that such rate is not published by 3:00 p.m., New York City time, on the Calculation Date with respect to such Interest Determination Date, then the Commercial Paper Rate for such Accrual Period shall be the Bond Equivalent Yield of the rate on that Interest Determination Date for commercial paper having a 30-day maturity placed for issuers whose bond rating is "AA", or the equivalent, from a nationally recognized rating agency as such rate is published by the Federal Reserve Bank of New York in its daily statistical release, "Composite 3:30 p.m. Quotations for U.S. Government Securities" ("Composite Quotations") under the heading "Commercial Paper". If by 3:00 p.m., New York City time, on such Calculation Date, such rate is not yet published either in H.15(519) or in Composite Quotations, the Commercial Paper Rate for such Accrual Period shall be the Bond Equivalent Yield of the arithmetic mean of the offered rates for commercial paper having a 30-day maturity placed for issuers whose bond rating is "AA", or the equivalent, from a nationally recognized rating agency as of 11:00 a.m., New York City time, on that Interest Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent. If fewer than three such offered rates are available, the Commercial Paper Rate for such Accrual Period will be equal to the offered rate for U.S. dollar deposits having a maturity of one month which appears on the Reuters Screen ISDA Page as of 11:00 a.m., London time, on such Interest Determination Date, less 25/100ths of 1%. If such offered rate does not appear, the Commercial Paper Rate for such Accrual Period will be equal to the arithmetic mean, as calculated by the Calculation Agent, of the offered rates for U.S. dollar deposits having a maturity of one month which appear on the Reuters Screen LIBO Page as of 11:00 a.m., London time, on such Interest Determination Date, less 25/100ths of 1%. If fewer than two such offered rates appear, the Commercial Paper Rate for such Accrual Period will be determined on the basis of the rates at which deposits in U.S.

dollars having a maturity of one month and in a principal amount equal to an amount of not less than U.S.$1,000,000 that is representative for a single transaction in such market at such time, are offered at approximately 11:00 a.m., London time, on that Interest Determination Date by four major banks in the London interbank market selected by the Calculation Agent (the "Reference Banks") to prime banks in the London interbank market. The Calculation Agent will request the principal London office of each of such Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the Commercial Paper Rate for such Accrual Period shall be the arithmetic mean of such quotations, less 25/100ths of 1%. If fewer than two quotations are provided, the Commercial Paper Rate for such Accrual Period shall be the arithmetic mean of the rates quoted at approximately 11:00 a.m., New York City time, on that Interest Determination Date by three major banks in The City of New York selected by the Calculation Agent for such Accrual Period for loans in U.S. dollars to leading European banks, having a maturity of one month and in a principal amount equal to an amount of not less than U.S.$1,000,000 that is representative for a single transaction in such market at such time, less 25/100ths of 1%; provided, however, that if the banks in The City of New York selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Commercial Paper Rate for such Accrual Period shall, subject to the next succeeding paragraph, be the Commercial Paper Rate in effect for the immediately preceding Accrual Period.

    In the event that none of the foregoing sources of rates are available for a period of six consecutive Accrual Periods, the Calculation Agent shall select
(i) an index for interest rates and alternatives for such index which are comparable to indices for commercial paper having a 30-day maturity placed for issuers whose bond rating is "AA" or indices for U.S. dollar deposits having a maturity of one month and (ii) an appropriate source or sources for such index and alternative indices. Upon notice of such selection given by the Company or, at the Company's request, the Trustee, to the holders of the relevant Floating Rate Notes, such index, alternative indices and the sources therefor shall be used for determining the Commercial Paper Rate for each succeeding Accrual Period until such new indices or sources therefor are no longer available, in which case the procedures set forth in this paragraph shall again be followed.

    The "Interest Determination Date" for each Accrual Period within each Interest Period is the second Business Day next preceding such Accrual Period. The "Calculation Date" with respect to an Interest Determination Date shall be the tenth Business Day after such Interest Determination Date.

    "Bond Equivalent Yield" is a yield (expressed as a percentage) calculated in accordance with the following formula:
                                             D X N
                  Bond Equivalent Yield = _______________ X100
                                          360 - (D X M)

where "D" refers to the per annum rate for commercial paper (as determined above), quoted on a bank discount basis and expressed as a decimal; "N" refers to 365 (or 366 in the case of an Accrual Period that commences on February 1 in a leap year); and "M" refers to the actual number of days in the Accrual Period for which interest is being calculated.

    "Reuters Screen ISDA Page" means the display designated as page "ISDA" on the Reuter Monitor Money Rates Service (or such other page as may replace the ISDA page on that service for the purpose of displaying London interbank offered rates of major banks).

    "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuter Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks).

    The "Spread" for each Accrual Period shall be plus or minus a percentage based on the prevailing rating of the Company's commercial paper (the "Company's Commercial Paper") in effect at close of business on the Interest

Determination Date for such Accrual Period. Except with respect to Floating Rate Notes due September 1, 2048, the applicable Spread, based on the prevailing rating of the Company's Commercial Paper, for an Accrual Period within an Interest Period is as follows:

PREVAILING RATING                                                                      SPREAD
- ---------------------------------------------------------------------------------  ---------------
A-1+/P-1.........................................................................      minus 0.30%
A-1/P-1 or above.................................................................      minus 0.20%
A-2/P-2 or above.................................................................       plus 0.00%
A-3/P-3 or above.................................................................       plus 0.15%
Below A-3/P-3....................................................................       plus 0.40%

    The applicable Spread for Floating Rate Notes due September 1, 2048 is minus 0.20%, minus 0.10%, plus 0.10%, plus 0.25% and plus 0.50%, based on prevailing ratings of the Company's Commercial Paper of A-1+/P-1, A-1/P-1 or above, A-2/P-2 or above, A-3/P-3 or above and below A-3/P-3, respectively, for an Accrual Period within an Interest Period.

    For purposes of this definition, the "prevailing rating" of the Company's Commercial Paper shall be (i) A-1+/ P-1, if the Notes have a rating of A-1+ by Standard & Poor's Corporation or its successor ("S&P") and P-1 by Moody's Investors Services, Inc. or its successor ("Moody's") or the equivalent of such ratings by S&P or Moody's or by a substitute rating agency or substitute rating agencies selected as provided below, (ii) if not A-1+/P-1, then A-1/P-1, if the Floating Rate Notes have a rating of A-1 or better by S&P and P-1 or better by Moody's or the equivalent of such ratings by S&P or Moody's or by a substitute rating agency or substitute rating agencies selected as provided below, (iii) if not A-1+/P-1 or A-1/P-1, then A-2/P-2, if the Floating Rate Notes have a rating of A-2 or better by S&P and P-2 or better by Moody's or the equivalent of such ratings by S&P or Moody's or by a substitute rating agency or substitute rating agencies selected as provided below, (iv) if not A-1+/P-1, A-1/P-1 or A-2/P-2, then A-3/P-3, if the Floating Rate Notes have a rating of A-3 or better by S&P and P-3 or better by Moody's or the equivalent of such ratings by S&P or Moody's or by a substitute rating agency or substitute rating agencies selected as provided below, and (v) if not A-1+/P-1, A-1/P-1, A-2/P-2, or A-3/P-3, then Below A-3/P-3. If S&P or Moody's or both shall not make such a rating available, the Calculation Agent shall select a nationally recognized securities rating agency or two nationally recognized securities rating agencies to act as a substitute rating agency or substitute rating agencies, as the case may be.

    Interest on the Floating Rate Notes will be computed and paid on the basis of a 360-day year of twelve 30-day months. In the case of Interest Periods comprised of more than one Accrual Period, interest on the Floating Rate Notes for each Interest Period will be equal to the sum of the interest amounts for each Accrual Period within that Interest Period. Interest for an Accrual Period is calculated in accordance with the following formula:

 Amount of Interest
   for an Accrual     = APA X (CPR + Spread) X T/360
       Period

where "APA" refers to adjusted principal amount and means (i) in respect of the first Accrual Period in an Interest Period, the principal amount of a Note and
(ii) in respect of each succeeding Accrual Period in the Interest Period, an amount equal to the sum of (x) the principal amount of such Note and (y) the sum of the amounts of interest for each of the previous Accrual Periods in that Interest Period; "CPR" refers to the applicable Commercial Paper Rate for such Accrual Period; "Spread" refers to the applicable Spread for such Accrual Period expressed as a negative or positive percentage, as the case may be, and "T" means 30 for all Accrual Periods, except as may be set forth in any Prospectus Supplement accompanying this Prospectus.

    In the case of Interest Periods comprised of only one Accrual Period, interest on the Floating Rate Notes for each Interest Period will be equal to
(a) the principal amount of a Note, (b) multiplied by the applicable Commercial Paper Rate for the Accrual Period comprising such Interest Period as adjusted by the applicable Spread for such Accrual Period, (c) multiplied by T, and (d) divided by 360.

    The interest rate on the Floating Rate Notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application. Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to Floating Rate Notes in which $2,500,000 or more has been invested.

    All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

    "Business Day" means any day other than a Saturday or a Sunday or a day on which banking institutions in The City of New York and the City of Chicago are generally authorized or obligated by law or executive order to close.

    The Calculation Agent will, upon the request of the holder of any Floating Rate Note, provide the interest rate then in effect. The Calculation Agent is the Company. All calculations made by the Calculation Agent in the absence of manifest error shall be conclusive for all purposes and binding on the Company and the holders of the relevant Floating Rate Notes. The Company may appoint a successor Calculation Agent with the written consent of the Trustee, which consent shall not be unreasonably withheld.

    REDEMPTION. The Floating Rate Notes may not be redeemed prior to the day succeeding the dates set forth under the caption "Call Day" in the thirtieth year after the Issue Date. On that date and thereafter the Floating Rate Notes may be redeemed, at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice by mail at the redemption prices (in each case expressed as a percentage of the principal amount) set forth in the following table, together in each case with interest accrued to the date fixed for redemption (subject to the right of the registered holder on the record date for an interest payment becoming due on or prior to such date fixed for redemption to receive such interest):

            IF REDEEMED DURING                                         IF REDEEMED DURING
              12 MONTH PERIOD                                            12 MONTH PERIOD
                 ENDING ON                    REDEMPTION                    ENDING ON                    REDEMPTION
        THE CALL DAY IN THE YEARS:              PRICE              THE CALL DAY IN THE YEARS:              PRICE
- -------------------------------------------  ------------  -------------------------------------------  ------------
31-40 years after the Issue Date...........      105.00 %  46 years after the Issue Date..............      102.00 %
41 years after the Issue Date..............      104.50    47 years after the Issue Date..............      101.50
42 years after the Issue Date..............      104.00    48 years after the Issue Date..............      101.00
43 years after the Issue Date..............      103.50    49 years after the Issue Date..............      100.50
44 years after the Issue Date..............      103.00    50-60 years after the Issue Date...........      100.00
45 years after the Issue Date..............      102.50

    The Company has agreed to provide, or request the Trustee to provide, each holder with notice that it is considering redeeming the Floating Rate Notes. Such notice shall be sent at least 45 days prior to the date the actual notice of redemption is sent and shall be given in the same manner as the notice of redemption.

    Except with respect to the Floating Rate Notes due September 1, 2048, any Floating Rate Note is repayable at the option of the holder thereof, upon written notice as provided in the relevant Floating Rate Note, on the days set forth under the caption "Put Day" and at the repayment prices (in each case expressed as a percentage of the principal amount) set forth in the following table, together in each case with interest accrued to the date of repayment (subject to the right of the registered holder on the record date for an interest payment becoming due on or prior to such date of repayment to receive such interest):

                                                                                                   REPAYMENT
ON THE PUT DAY IN THE YEARS:                                                                         PRICE
- ------------------------------------------------------------------------------------------------  -----------
Ten years after the Issue Date..................................................................       99.39%
Thirteen years after the Issue Date.............................................................       99.60
Sixteen years after the Issue Date..............................................................       99.87
Nineteen years after the Issue Date and on each third anniversary thereafter until Maturity.....      100.00

Any Floating Rate Note due September 1, 2048 is repayable at the option of the holder thereof as described above at repayment prices (in each case expressed as a percentage of the principal amount thereof) of 99.38%, 99.52%, 99.70%, 99.94% and 100.00% on the Put Days in the years ten, thirteen, sixteen, nineteen and twenty-two years after the Issue Date (and on each third anniversary thereafter until Maturity), respectively. Any Floating Rate Note Due October 1, 2053 is repayable at the option of the holder as described above at repayment prices described in the table above on the Put Days in the years ten, thirteen, sixteen and nineteen years after the Issue Date (and on each third anniversary thereafter until Maturity). Notice of exercise of the repayment option by the holder of any Floating Rate Note must be received by the trustee at least 91 days, but not more than 120 days, prior to the applicable repayment date and such notice of exercise of the repayment option shall be irrevocable. The Floating Rate Note to be repaid must be surrendered to the Trustee as described in the Floating Rate Note.

    If the Floating Rate Note is a Book-Entry Note, notices of exercise of repayment options in respect of Floating Rate Notes registered in the name of the Depository's nominee may be given to the Trustee only by the Depository's nominee as the registered owner of the Global Note. See "Description of Debt Securities--Book-Entry Debt Securities".

MEDIUM-TERM NOTES

    The Company's Medium-Term Notes, Series A are outstanding in an aggregate principal amount of $297,765,000, and the Company's Medium-Term Notes, Series B are outstanding in an aggregate principal amount of $20,000,000. The individual initial principal amounts, original trade dates, maturity dates and interest rates for each series of such Series A and Series B Medium-Term Notes (collectively, the "Medium-Term Notes") are set forth on Appendix A and Appendix B to this Prospectus, respectively.

    Principal and interest are payable, the transfer of the Medium-Term Notes are registrable, and Medium-Term Notes are exchangeable for Medium-Term Notes bearing identical terms and provisions at the office of The Chase Manhattan Bank (National Association), the Company's paying agent (the "Paying Agent") and securities registrar for the Medium-Term Notes, currently located at 1 New York Plaza, New York, New York 10081, provided that payment of interest, other than interest at maturity, may be made at the option of the Company by check mailed to the address of the person entitled thereto as it appears on the security register at the close of business on the regular record date corresponding to the relevant interest payment date. A holder of $5,000,000 or more in aggregate principal amount of Medium-Term Notes (having identical terms and provisions) shall be entitled to receive payments of interest, other than interest due at maturity or upon redemption, if any, by wire transfer of immediately available funds into an account maintained in the United States, if appropriate wire transfer instructions have been received by the Paying Agent not less than 10 days prior to the applicable interest payment date. The principal and interest payable on each Medium-Term Note at maturity will be paid upon maturity or redemption, as the case may be, in immediately available funds against presentation of such note at the office of the Paying Agent.

AMORTIZING NOTES

    The 6.20% Amortizing Notes due March 15, 1997 are outstanding in the aggregate principal amount of $200,000,000 and will mature on March 15, 1997.

    Installments of principal on the Amortizing Notes will be paid semi-annually on March 15 and September 15 of each year to the persons in whose names the Amortizing Notes are registered at the close of business on February 28 and August 31, respectively. The remaining principal installment to be paid on each payment date for each $1,000 original principal amount of Amortizing Notes is set forth below:

                                                                                                            PRINCIPAL
PAYMENT DATE                                                                                                 PAYMENT
- ---------------------------------------------------------------------------------------------------------  -----------
September 15, 1994.......................................................................................   $     100
March 15, 1995...........................................................................................         100
September 15, 1995.......................................................................................         100
March 15, 1996...........................................................................................         100
September 15, 1996.......................................................................................         100
March 15, 1997...........................................................................................         200

    The Amortizing Notes bear interest payable semi-annually on March 15 and September 15 of each year to the persons in whose names the Amortizing Notes are registered at the close of business on February 28 and August 31, respectively. The interest rate per annum is 6.20% of principal amount outstanding.

REMARKETED RESET NOTES

    PROVISIONS RELATING TO THE 2007 REMARKETED RESET NOTES. The 2007 Remarketed Reset Notes are outstanding in the aggregate principal amount of $500,000,000, and will mature, unless previously redeemed, on December 15, 2007. Each 2007 Remarketed Reset Note bears interest from December 15, 1987, payable semi-annually on June 15 and December 15 of each year, to the person in whose name the 2007 Remarketed Reset Note is registered at the close of business on the May 31 and November 30 preceding such June 15 and December 15. The interest rate per annum applicable during the four-year interest period ending December 15, 1994 is 8.52%. Each subsequent interest period (a "Subsequent Interest Period") will be the period of at least two years and not more than five years, designated by the Company in its sole discretion, commencing on a December 15 (the "Commencement Date") and ending two, three, four or five years subsequent, as the case may be, through and including 2007 (except that in the case of any Subsequent Interest Period that may commence on December 15, 2006, such Subsequent Interest Period would be the one-year period commencing on such December 15 and ending on December 15, 2007). Unless notice of redemption of the 2007 Remarketed Reset Notes as a whole has been given, the next Commencement Date will be December 15, 1994.

    PROVISIONS RELATING TO THE 2018 REMARKETED RESET NOTES. The 2018 Remarketed Reset Notes are outstanding in the aggregate principal amount of $500,000,000, and will mature, unless previously redeemed, on May 1, 2018. Each 2018 Remarketed Reset Note bears interest from May 1, 1988, payable semi-annually on May 1 and November 1 of each year, to the person in whose name the 2018 Remarketed Reset Note is registered at the close of business on the April 15 and October 15 preceding such May 1 and November 1. The interest rate per annum applicable during the five-year interest period ending May 1, 1996 is 8.65%. Each subsequent interest period (a "Subsequent Interest Period") will be the period of at least two years and not more than five years, designated by the Company in its sole discretion, commencing on a May 1 (the "Commencement Date") and ending two, three, four or five years subsequent, as the case may be, through and including 2018 (except that in the case of any Subsequent Interest Period that may commence on May 1, 2017, such Subsequent Interest Period would be the one-year period commencing on such May 1 and ending on May 1, 2018). Unless notice of redemption of the 2018 Remarketed Reset Notes as a whole has been given, the next Commencement Date will be May 1, 1996.

    PROVISIONS RELATING TO ALL REMARKETED RESET NOTES. The rate of interest per annum that will be applicable during each Subsequent Interest Period (the "New Interest Rate") with respect to the 2007 Remarketed Reset Notes and the 2018 Remarketed Reset Notes (together, the "Remarketed Reset Notes"; statements under this heading apply to each series of Remarketed Reset Notes as a separate series) will be determined on the Rate Determination Date (as defined below) with respect to such Subsequent Interest Period (except as provided below) by reference to a formula

(the "Interest Rate Formula"). The Interest Rate Formula for each Subsequent Interest Period will be (1) the rate for the Applicable Treasury Security (as defined below), plus or minus (2) the Spread (as defined below). The "Applicable Treasury Security" means direct obligations of the United States (which may be obligations traded on a when-issued basis only) having the maturity agreed upon by the Company and the Remarketing Underwriter (as defined below). The rate for the Applicable Treasury Security will be the rate displayed at 10:00 a.m., New York City time, on the relevant Rate Determination Date in the Telerate system (or if the Telerate system is (a) no longer available on such Rate Determination Date or (b) in the opinion of the Rate Agent (as defined below) no longer an appropriate system from which to obtain such rate, such other nationally recognized quotation system as, in the opinion of the Rate Agent, is appropriate). If such rate is not so displayed, the rate for the Applicable Treasury Security shall be, as calculated by the Rate Agent, the yield to maturity for the Applicable Treasury Security, expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis, and computed by taking the arithmetic mean of the secondary market bid rates, as of 10:30 a.m., New York City time, on such Rate Determination Date of three leading United States government securities dealers selected by the Rate Agent (which may include the Rate Agent or an affiliate thereof). The "Spread" shall be the number of basis points (a) recommended by the Remarketing Underwriter so as to result in a rate that, in the opinion of the Remarketing Underwriter, will enable tendered Notes to be remarketed by the Remarketing Underwriter at 100% of the principal amount thereof, as described below and (b) agreed to by the Company.

    Unless notice of redemption of the Remarketed Reset Notes as a whole has been given, the Applicable Treasury Security and the Spread for each Subsequent Interest Period and the duration of such Subsequent Interest Period will be established by 3:00 p.m., New York City time, on the last Monday of the immediately preceding interest period that is at least ten calendar days prior to the Commencement Date of such Subsequent Interest Period (or if such Monday is not a Business Day (as defined below), on the next succeeding Business Day) (the "Formula Date"). The Company will request, not later than 7 nor more than 15 calendar days prior to any Formula Date, that the Depository notify its Participants of such Formula Date and of the procedures that must be followed if any beneficial owner of a Note wishes to tender such Note as described below. The "Rate Determination Date" for any Subsequent Interest Period will be the third Business Day following the Formula Date relating to such Subsequent Interest Period. The term "Business Day" means any day other than a Saturday or Sunday or a day on which commercial banks in The City of New York are required or authorized to close or a day on which the New York Stock Exchange is closed for trading.

    In the event that the Company and the Remarketing Underwriter do not agree on the Applicable Treasury Security or the Spread for any Subsequent Interest Period, the New Interest Rate for such Subsequent Interest Period will be the Alternate Rate for such Subsequent Interest Period. The "Alternate Rate" for the Remarketed Reset Notes for any Subsequent Interest Period will be the percentage set forth below of the Alternate Treasury Rate (as defined below) based on the prevailing rating of the Remarketed Reset Notes in effect at the close of business on the Business Day preceding the Rate Determination Date for such Subsequent Interest Period:

PREVAILING RATING                                                                                         PERCENTAGE
- --------------------------------------------------------------------------------------------------------  -----------
Aaa/AAA.................................................................................................        120%
Aa3/AA-.................................................................................................        125%
A3/A-...................................................................................................        135%
Baa3/BBB-...............................................................................................        150%
Below Baa3/BBB-.........................................................................................        200%

For purposes of this definition, the "prevailing rating" of the Remarketed Reset Notes is (a) Aaa/AAA, if the Remarketed Reset Notes have a rating of Aaa by Moody's Investors Service, Inc. or its successor ("Moody's") and AAA by Standard & Poor's Corporation or its successor ("S&P") or the equivalent of such ratings by a substitute rating agency or substitute rating agencies selected as provided below, (ii) if not Aaa/AAA, then Aa3/AA-, if the Remarketed Reset Notes have a rating of Aa3 or better by Moody's and AA- or better by S&P or the equivalent of such ratings by a substitute rating agency or substitute rating agencies selected as provided below, (iii) if not Aaa/ AAA or Aa3/AA-, then A3/A-, if the Remarketed Reset Notes have a rating of A3 or better by Moody's and A- or better by S&P or the equivalent of such ratings by a substitute rating agency or substitute rating agencies selected as provided below, (iv) if not Aaa/AAA, Aa3/AA- or A3/A-, then Baa3/BBB-, if the Remarketed Reset Notes have a rating of Baa3 or better by Moody's and BBB- or better by S&P or the equivalent of such ratings by a substitute rating agency or substitute rating agencies selected as provided below, and (v) if not Aaa/AAA, Aa3/AA-, A3/A- or Baa3/BBB-, then Below Baa3/BBB-. If Moody's or S&P or both shall not make such a rating available, the Rate Agent shall select a nationally recognized securities rating agency or two nationally recognized securities rating agencies to act as substitute rating agency or substitute rating agencies, as the case may be.

    The term "Alternate Treasury Rate" for any Subsequent Interest Period means the rate for the most recent auction of direct obligations of the United States having the period to maturity equal to the term of such Subsequent Interest Period (or if the term of the Subsequent Interest Period is four years, the average of the rates for such obligations having three years and five years, respectively, to maturity), as made available in H.15(519) under the heading "Treasury Constant Maturities" by 3:00 p.m., New York City time, on the Rate Determination Date for such Subsequent Interest Period. If such rate or rates, as the case may be, are not so made available by 3:00 p.m., New York City time, on such Rate Determination Date, the Alternate Treasury Rate shall be, as calculated by the Rate Agent, the yield to maturity for the most recent auction of direct obligations of the United States having the period to maturity equal to the term of such Subsequent Interest Period, expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis, and computed by taking the arithmetic mean of the secondary market bid rates, as of 3:30 p.m., New York City time, on such Rate Determination Date of three leading United States government securities dealers selected by the Rate Agent (which may include the Rate Agent or an affiliate thereof).

    Unless notice of redemption of the Remarketed Reset Notes as a whole has been given, the Company will cause a notice to be published on the Business Day following the Formula Date for each Subsequent Interest Period in the manner described below, specifying (1) the term of such Subsequent Interest Period, (2) the specific Interest Rate Formula for such Subsequent Interest Period (including the Applicable Treasury Security and the Spread) or, if applicable, the Alternate Rate, and (3) the identity of the Remarketing Underwriter, if applicable. Such notice will be given by publication in a daily newspaper in the English language of general circulation in The City of New York, which is expected to be THE WALL STREET JOURNAL.

    All percentages resulting from any calculation of the New Interest Rate will be rounded, if necessary, to the nearest hundredth of a percentage point, with five one thousandth of a percentage point rounded upward.

    In the event the Company and the Remarketing Underwriter agree on the Applicable Treasury Security and the Spread on the Formula Date with respect to any Subsequent Interest Period, the Company and the Remarketing Underwriter will enter into a Remarketing Underwriting Agreement (the "Remarketing Underwriting Agreement") on such formula date, under which the Remarketing Underwriter will agree, subject to the terms and conditions set forth therein, to purchase on May 1, 1996 and on any May 1 thereafter immediately following the end of a Subsequent Interest Period or December 15, 1994 and on any December 15 immediately following the end of a Subsequent Interest Period with respect to the 2018 Remarketed Reset Notes and the 2007 Remarketed Reset Notes, respectively (the "Tender Date"), all Remarketed Reset Notes with respect to which the Remarketing Underwriter receives a Tender Notice as described below at 100% of the principal amount thereof (the "Purchase Price"). In such event (except as otherwise provided in the next succeeding paragraph), each beneficial owner of a Remarketed Reset Note may, at such owner's option, upon giving notice as provided below (the "Tender Notice"), tender such Remarketed Reset Note for purchase by the Remarketing Underwriter on the Tender Date at the Purchase Price. The Purchase Price will be paid by the Remarketing Underwriter in accordance with the standard procedures of the Depository, which currently provide for payments in next-day funds settled through the New York Clearing House. Interest accrued on the Remarketed Reset Notes with respect to the preceding interest period will be paid in the manner described above. If such beneficial owner has an account at the Remarketing Underwriter and tenders such Remarketed Reset Note through such account, such beneficial owner will not be required to pay any fee or commission to the Remarketing Underwriter. If such Remarketed Reset Note is tendered through a broker, dealer, commercial bank, trust company or other institution, other than the Remarketing Underwriter, such holder may be required to pay fees or commissions to such other institution. It is currently anticipated that Remarketed Reset Notes so purchased by the Remarketing Underwriter will be remarketed by it.

    The Tender Notice must be received by the Remarketing Underwriter during the period commencing on the Business Day following the Formula Date and ending at 5:00 p.m., New York City time, on the second Business Day following the Formula Date (the "Notice Date"). In order to ensure that a Tender Notice is received on a particular day, the beneficial owner of Remarketed Reset Notes must direct his broker or other designated Participant or indirect participant to give such Tender Notice before the broker's cut-off time for accepting instructions for that day. Different firms may have different cut-off times for accepting instructions from their customers. Accordingly, beneficial owners should consult the brokers or other Participants or indirect participants through which they own their interests in the Remarketed Reset Notes for the cut-off times for such brokers, other Participants or indirect participants. Except as otherwise provided below, a Tender Notice shall be irrevocable. If a Tender Notice is not received for any reason by the Remarketing Underwriter with respect to any Remarketed Reset Note by 5:00 p.m., New York City time, on the Notice Date the beneficial owner of such Remarketed Reset Note shall be deemed to have elected not to tender such Note for purchase by the Remarketing Underwriter.

    The obligation of the Remarketing Underwriter to purchase Notes will be subject to several conditions precedent set forth in the Remarketing
Underwriting  Agreement  that are  customary  in the  Company's  domestic public offerings, including a condition that no material adverse change in the condition of the Company and its subsidiaries, taken as a whole, shall have occurred since the Formula Date. In addition, the Remarketing Underwriting Agreement will provide for the termination thereof by the Remarketing Underwriter upon the occurrence of certain events that are also customary in the Company's domestic public offerings. In the event that, with respect to any Subsequent Interest Period, the Remarketing Underwriter does not for any reason purchase on the relevant Tender Date all of the Remarketed Reset Notes for which a Tender Notice shall have been given, (1) all such Tender Notices shall be null and void, (2) none of the Remarketed Reset Notes for which such Tender Notices shall have been given shall be purchased by the Remarketing Underwriter on such Tender Date, (3) the New Interest Rate for such Subsequent Interest Period shall be the greater of the Alternate Rate for such Subsequent Interest Period and the rate determined pursuant to the Interest Rate Formula for such Subsequent Interest Period and (4) the Remarketed Reset Notes will be redeemable at the option of the Company, in whole but not in part, upon at least 10 Business Days' prior notice given on the first or second Business Day following the relevant Tender Date in the manner described below, at a redemption price equal to 100% of the principal amount thereof, together with accrued interest to the redemption date.

    No beneficial owner of any Remarketed Reset Note shall have any rights or claims under the Remarketing Underwriting Agreement or against the Company or the Remarketing Underwriter as a result of the Remarketing Underwriter not purchasing such Notes, except as provided in clause (3) of the last sentence of the preceding paragraph. The Company will have no obligation under any circumstance to repurchase any Remarketed Reset Notes, except in the case of Remarketed Reset Notes called for redemption as described below.

    If the Remarketing Underwriter does not purchase all Remarketed Reset Notes tendered for purchase on any Tender Date, it will promptly notify the Company and the Trustee. As soon as practicable after receipt of such notice, the Company will cause a notice to be published setting forth the New Interest Rate for such Subsequent Interest Period. Such notice will be published in a daily newspaper in the English language of general circulation in The City of New York, which is expected to be THE WALL STREET JOURNAL.

    The term "Remarketing Underwriter" means the nationally recognized broker-dealer selected by the Company to act as remarketing underwriter (the "Remarketing Underwriter"). The term "Rate Agent" means the nationally recognized broker-dealer selected by the Company as its agent to determine the New Interest Rate for any Subsequent Interest Period (the "Rate Agent"). Pursuant to two Remarketing Agreements dated as of December 15, 1987 and April 28, 1988, respectively, with the Company, Merrill Lynch, Pierce, Fenner & Smith Incorporated has agreed to act as Remarketing Underwriter and Rate Agent. The Company, in its sole discretion, may change the Remarketing Underwriter and the Rate Agent for any Subsequent Interest Period at any time on or prior to

3:00 p.m., New York City time, on the Formula Date relating thereto. In the event Merrill Lynch, Pierce, Fenner & Smith Incorporated is at any time no longer acting as Remarketing Underwriter and Rate Agent with respect to the 2007 Remarketed Reset Notes, Kidder, Peabody has agreed to accept appointment as successor Remarketing Underwriter and Rate Agent.

    The 2007 Remarketed Reset Notes may not be redeemed prior to December 15, 1994. On that date and on any December 15 thereafter immediately following the end of a Subsequent Interest Period, the 2007 Remarketed Reset Notes may be redeemed, at the option of the Company, in whole or in part, upon notice thereof given at any time during the 30 calendar day period ending on the applicable Formula Date (provided that notice of any partial redemption must be given at least 30 calendar days prior to the redemption date), at a redemption price equal to 100% of the principal amount thereof, together with accrued interest to such redemption date. In the event that less than all of the outstanding Notes are to be redeemed, the 2007 Remarketed Reset Notes to be redeemed shall be selected by such method as the Company shall deem fair and appropriate.

    The 2018 Remarketed Reset Notes may not be redeemed prior to May 1, 1996. On that date and on any May 1 thereafter immediately following the end of a Subsequent Interest Period, the 2018 Remarketed Reset Notes may be redeemed, at the option of the Company, in whole or in part, upon notice thereof given at any time during the 30 calendar day period ending on the applicable Formula Date (provided that notice of any partial redemption must be given at least 30 calendar days prior to the redemption date), at a redemption price equal to 100% of the principal amount thereof, together with accrued interest to such redemption date. In the event that less than all of the outstanding 2018 Remarketed Reset Notes are to be redeemed, the 2018 Remarketed Reset Notes to be redeemed shall be selected by such method as the Company shall deem fair and appropriate.

    THE REMARKETED RESET NOTES ARE BOOK-ENTRY NOTES. See "Description of Debt Securities--Book-Entry Debt Securities." So long as the Global Note is held by the Depository, the Company will give notice to the Depository, whose nominee is the record holder of all of the Remarketed Reset Notes, and the Depository will determine the principal amount to be redeemed from the account of each Participant. A Participant may determine to redeem from some beneficial owners (which may include a Participant holding Notes for its own account) without redeeming from the accounts of other beneficial owners. The Remarketed Reset Notes are also subject to redemption as provided above.

    Notice of redemption of the Remarketed Reset Notes will be given by publication in a daily newspaper in the English language of general circulation in The City of New York, which is expected to be THE WALL STREET JOURNAL.

RESET NOTES

    The Reset Notes Due 2018 were originally issued in the aggregate principal amount of $500,000,000 (of which $24,897,000 are currently outstanding) and will mature on March 15, 2018.

    The Reset Notes bear interest payable semi-annually on March 15 and September 15 of each year commencing September 15, 1988, to the persons in whose names the Reset Notes are registered at the close of business on the last day of the month preceding such March 15 and September 15, as the case may be. The interest rate per annum applicable during the three-year interest period ending March 15, 1997 is 5.61%. Each subsequent interest period (a "Subsequent Interest Period") will be the period of three years commencing on a March 15 (the
"Commencement Date") and ending three years subsequent thereto through and including 2018. Interest payable on any September 15 or March 15 will accrue from and including the preceding March 15 or September 15, as the case may be, to and including the day preceding such interest payment date. Unless notice of redemption of the Notes as a whole has been given, the next Commencement Date will be March 15, 1997.

    The rate of interest per annum that will be applicable during each Subsequent Interest Period (a "New Interest Rate") will be the rate equal to 108% of the Three Year Treasury Rate. The term "Three Year Treasury Rate" for any Subsequent Interest Period means the rate for direct obligations of the United States having a three year period to maturity, as made available by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates," or any successor publication, under the heading "Treasury Constant Maturities" for the tenth Business Day preceding the Commencement Date for such Subsequent Interest Period. If such rate is not so made available for the tenth Business Day preceding such Commencement Date, the Three Year Treasury Rate shall be the yield to maturity for the Selected Treasury Security (as defined below) computed by the Rate Agent (as defined below) by taking the arithmetic mean of the secondary market bid rates, as of the close of business, New York City time, on such tenth prior Business Day, of three leading United States government securities dealers selected by the Rate Agent (which may include the Rate Agent or an affiliate thereof). All percentages from any calculation of a New Interest Rate will be rounded, if necessary, to the nearest hundredth of a percentage point, with five one thousandths of a percentage point rounded upward. The term "Selected Treasury Security" means the direct obligation or obligations of the United States selected by the Rate Agent, in its best judgment, as being the most representative (in terms of liquidity and remaining term to maturity) of a direct obligation of the United States having a three year period to maturity. The term "Business Day" means any day other than a Saturday or Sunday or a day on which commercial banks in The City of New York are required or authorized to close or a day on which the New York Stock Exchange is closed for trading. The term "Rate Agent" means a leading United States government securities dealer selected by the Company. The Company initially has designated Salomon Brothers Inc as the Rate Agent. Unless notice of redemption of the Reset Notes as a whole has been given, the Company will cause to be published no later than the fifth Business Day preceding the beginning of each Subsequent Interest Period, in the manner described below, the New Interest Rate for such Subsequent Interest Period. Such notice will be given by publication in a daily newspaper in the English language of general circulation in The City of New York, which is expected to be THE WALL STREET JOURNAL.

    On any March 15 immediately following the end of a Subsequent Interest Period, the Notes may be redeemed, at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice by mail at a redemption price equal to 100% of the principal amount thereof. Interest due on any such March 15 will be paid to the person who was the registered holder on the record date therefor.

UNISSUED DEBT SECURITIES

    The title, principal amount, date of issuance, maturity date, interest rate, interest payment dates, record dates for the payment of interest and any other material terms not otherwise set forth in this Prospectus, in respect of any Debt Securities not yet issued as of the date of this Prospectus and as to which this Prospectus is being delivered, will be set forth in a supplement hereto. Except as otherwise set forth in such supplement, such Debt Securities will be issued under the 1986 Indenture and will have the terms described herein under "Description of Debt Securities-- General, --Certain Covenants of the Company,
- --Modification of the Indentures and --Events of Default".

                             FOREIGN CURRENCY RISKS

    THIS PROSPECTUS DOES NOT DESCRIBE ALL THE RISKS OF AN INVESTMENT IN FOREIGN CURRENCY DEBT SECURITIES THE PAYMENT OF WHICH IS TO BE MADE IN OR RELATED TO THE VALUE OF A FOREIGN CURRENCY OR A COMPOSITE CURRENCY AND THE COMPANY DISCLAIMS ANY RESPONSIBILITY TO ADVISE PROSPECTIVE PURCHASERS OF SUCH RISKS AS THEY EXIST AT THE DATE OF THIS PROSPECTUS OR AS SUCH RISKS MAY CHANGE FROM TIME TO TIME. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED BY AN INVESTMENT IN SUCH DEBT SECURITIES. SUCH DEBT SECURITIES ARE NOT AN APPROPRIATE INVESTMENT FOR INVESTORS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY, CURRENCY UNIT OR INDEXED TRANSACTIONS.

    The information set forth is this Prospectus with respect to foreign currency risks is general in nature. The Company disclaims any responsibility to advise prospective purchasers of Foreign Currency Debt Securities with respect to any matters that may affect the purchase, holding or receipt of payments of principal of, premium, if any, and interest on such Debt Securities. Such persons should consult their own counsel with regard to such matters.

EXCHANGE RATES AND EXCHANGE CONTROLS

    An investment in Debt Securities that are denominated in, or the payment of which is to be or may be made in or related to the value of, a specified currency or composite currency other than U.S. dollars entails significant risks that are not associated with a similar investment in a security denominated in U.S. dollars. Such risks include the possibility of significant changes in rates of exchange between the U.S. dollar and the various foreign or composite currencies after the issue of the Debt Securities and the possibility of the imposition or modification of foreign exchange controls by either the U.S. or foreign governments. Such risks generally depend on economic and political events over which the Company has no control. In recent years, rates of exchange between U.S. dollars and certain foreign and composite currencies have been highly volatile and such volatility may be expected to continue in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in such rate that may occur during the term of any Note. Depreciation of the specified currency or composite currency for a Debt Security against the U.S. dollar would result in a decrease in the effective yield of such Debt Security below its coupon rate and, in certain circumstances, could result in a loss to the investor on a U.S. dollar basis.

    Foreign exchange rates can either be fixed by sovereign governments or float. Exchange rates of most economically developed nations are permitted to fluctuate in value relative to the U.S. dollar. National governments, however, rarely voluntarily allow their currencies to float freely in response to economic forces. Governments in fact use a variety of techniques, such as intervention by a country's central bank or imposition of regulatory controls or taxes, to affect the exchange rate of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by devaluation or revaluation of a currency. Thus, a special risk in purchasing Foreign Currency Debt Securities is that their U.S. dollar-equivalent yields could be affected by governmental actions, which could change or interfere with theretofore freely determined currency valuation, fluctuations in response to other market forces, and the movement of currencies across borders. There will be no adjustment or change in the terms of such Debt Securities in the event that exchange rates should become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, or in the event of other developments affecting the U.S. dollar or any applicable Specified Currency.

    Governments have imposed from time to time, and may in the future impose, exchange controls which could affect exchange rates as well as the availability of a specified foreign currency at the time of payment of principal of, and premium, if any, or interest, if any, on a Debt Security. Even if there are no actual exchange controls, it is possible that the Specified Currency for any particular Debt Security not denominated in U.S. dollars would not be available at such Debt Security maturity. In that event, the Company would make required payments in U.S. dollars on the basis of the market exchange rate on the date of such payment, or if such rate of exchange is not then available, on the basis of the market exchange rate as of the most recent practicable date. See "Description of Debt Securities--Fixed Rate Notes--Payment Currency."

GOVERNING LAW AND JUDGMENTS

    The Indentures and Debt Securities will be governed by and construed in accordance with the laws of the State of New York. If an action based on Foreign Currency Debt Securities were commenced in a New York court, such court would render or enter a judgment or decree in the Specified Currency. Such judgment would then be converted into U.S. dollars at the rate of exchange prevailing on the date of entry of the judgment or decree. In the event an action based on Foreign Currency Debt Securities were commenced in a court in the United States outside New York, it is likely that the judgment currency would be U.S. dollars, but the method of determining the applicable exchange rate may differ.

                              PLAN OF DISTRIBUTION

    This Prospectus is to be used by Kidder, Peabody & Co. Incorporated in connection with offers and sales related to market-making transactions in the Debt Securities by and through Kidder, Peabody & Co. Incorporated, at negotiated prices related to prevailing market prices at the time of sale or otherwise. Kidder, Peabody & Co.

Incorporated may act as principal or agent in such transactions. The Debt Securities may be offered on the New York Stock Exchange in the event the particular issue of Debt Securities has been listed thereon, or off such Exchange in negotiated transactions, or otherwise.

                                 LEGAL OPINIONS

    Except as may be otherwise specified in the Prospectus Supplement accompanying this Prospectus, the legality of the Debt Securities has been passed upon for the Company by one of Burton J. Kloster, Jr., a director and Senior Vice President, General Counsel and Secretary of the Company, or Bruce C. Bennett, Associate General Counsel-- Treasury Operations and Assistant Secretary of the Company. Messrs. Kloster and Bennett, together with members of their families, own, have options to purchase and have other interest in shares of common stock of GE Company.

                                    EXPERTS

    The financial statements and schedules of General Electric Capital Corporation and consolidated affiliates as of December 31, 1993 and 1992 and for each of the years in the three-year period ended December 31, 1993, appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1993, incorporated by reference herein, have been incorporated herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP covering the December 31, 1993, financial statements refers to a change in the method of accounting for certain investments in securities.

                                                                      APPENDIX A

                          MEDIUM-TERM NOTES, SERIES A

                                        INTEREST
   ORIGINAL                  ORIGINAL     RATE
  PRINCIPAL      MATURITY     TRADE        PER
    AMOUNT         DATE        DATE       ANNUM
- --------------  ----------  ----------  ---------
   $ 4,000,000    11/21/94    11/10/88     9.1300
    10,950,000     6/20/95     9/08/88     9.2100
     9,470,000     6/20/95     9/08/88     9.2100
       165,000     9/15/95     9/23/88     9.2500
       300,000     9/28/95     9/20/88     9.2400
       500,000    10/05/95     9/27/88     9.3200
       420,000    10/05/95     9/27/88     9.3200
       200,000    10/05/95     9/28/88     9.3400
       650,000    10/16/95    10/06/88     9.1400
       100,000    10/16/95    10/05/88     9.1200
       100,000    10/16/95    10/11/88     9.0400
       600,000    11/15/95    11/04/88     9.1000
       500,000    11/17/95    10/05/88     9.1200
       500,000    11/28/95    11/10/88     9.2200
    20,000,000     6/24/97     6/12/89     8.6500
    15,000,000     6/30/97     6/12/89     8.6500
     2,500,000    10/21/97    10/13/88     9.2000
     1,000,000     6/01/98    11/07/88     9.3500
       175,000     6/01/98    11/10/88     9.3200
       125,000     9/23/98     9/15/88     9.2800
     5,000,000     9/28/98     9/20/88     9.4100
       100,000    10/01/98     9/22/88     9.3500
    10,000,000    10/05/98     9/27/88     9.4600
       400,000    10/05/98     9/28/88     9.4500
       300,000    10/05/98     9/28/88     9.4500
       250,000    10/06/98     9/29/88     9.3800
       500,000    10/16/98    10/05/88     9.2300
       200,000    10/16/98    10/05/88     9.2300
       100,000    10/20/98    10/13/88     9.2100
       200,000    11/02/98    10/25/88     9.2100
       500,000    11/16/98    11/04/88     9.2400
     1,500,000     7/14/99     5/30/89     9.0500

                                        INTEREST
   ORIGINAL                  ORIGINAL     RATE
  PRINCIPAL      MATURITY     TRADE        PER
    AMOUNT         DATE        DATE       ANNUM
- --------------  ----------  ----------  ---------

    $  500,000     7/14/99     6/05/89     8.8000
       250,000     7/15/99     6/05/89     8.7600
       500,000    12/01/99     5/31/89     9.0800
       500,000    12/01/99     6/01/89     9.0600
       500,000    12/01/99     6/05/89     8.7800
       100,000    12/14/99     5/30/89     9.0400
    10,250,000     9/25/00     9/15/89     8.7500
    10,000,000     9/24/01     9/15/89     8.7500
    10,000,000     9/24/02     9/15/89     8.7500
    20,000,000     3/14/03     9/15/89     8.7500
    15,000,000     3/14/03     9/15/89     8.7500
    10,000,000     3/14/03     9/15/89     8.7500
    50,000,000     6/18/03     6/05/89     8.8800
     1,100,000     7/14/04     6/05/89     8.8800
     5,000,000     9/15/04     6/05/89     8.9000
     5,000,000     9/15/05     6/02/89     9.0000
     5,000,000     9/15/06     6/02/89     9.0000
     2,000,000     9/15/06     6/02/89     9.0000
     1,300,000    12/15/06     6/02/89     9.0600
     1,000,000     7/17/07     5/30/89     9.1600
    10,000,000    12/31/07     6/02/89     9.0800
       250,000     9/30/08     9/20/88     9.5500
       700,000    10/01/08     9/20/88     9.5600
       100,000    10/01/08     9/23/88     9.5500
       400,000    10/06/08     9/28/88     9.6400
     2,000,000    12/01/08     8/23/88     9.8300
     5,000,000    12/09/08     6/01/89     9.2100
    15,000,000    12/15/08     8/23/88     9.8300
    10,000,000    12/15/08     6/12/89     8.6900
     5,000,000    12/30/08     5/30/89     9.1800
     5,000,000    12/30/08     5/30/89     9.1900
     5,000,000     7/15/09     6/06/89     8.9600
     5,000,000     7/16/08     5/30/89     9.1900

                          MEDIUM-TERM NOTES, SERIES B

                                        INTEREST
   ORIGINAL                  ORIGINAL     RATE
  PRINCIPAL      MATURITY     TRADE        PER
    AMOUNT         DATE        DATE       ANNUM
- --------------  ----------  ----------  ---------
   $20,000,000     3/14/03     9/15/89     8.7500

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

    No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus or any Prospectus Supplement hereto and, if given or made, such information or representations must not be relied upon as having been authorized. This Prospectus and any Prospectus Supplement hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Debt Securities described in this Prospectus or any Prospectus Supplement hereto. This Prospectus and any Prospectus Supplement hereto do not constitute an offer to sell or a solicitation of an offer to buy such Debt Securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this Prospectus or any Prospectus Supplement hereto nor any sale made hereunder or thereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since their respective dates or that the information contained or incorporated by reference herein or therein is correct as of any time subsequent to their respective dates.

                             ---------------------

                               TABLE OF CONTENTS

                                                           PAGE
                                                           -----
PROSPECTUS

Available Information.................................           2
Documents Incorporated by Reference...................           2
The Company...........................................           2
Description of Debt Securities........................           3
Foreign Currency Risks................................          22
Plan of Distribution..................................          23
Legal Opinions........................................          24
Experts...............................................          24

                                GENERAL ELECTRIC
                              CAPITAL CORPORATION

                            CERTAIN DEBT SECURITIES

                          ----------------------------

                                   PROSPECTUS

                          ----------------------------

                             KIDDER, PEABODY & CO.
                                  Incorporated

                                August   , 1994

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are:

Filing Fee for Registration Statement...........................................  $     100
Accounting Fees and Expenses....................................................      1,500*
Printing and Engraving Fees.....................................................     20,000*
Miscellaneous...................................................................        900*
                                                                                  ---------
                Total...........................................................  $  22,500*
                                                                                  ---------
                                                                                  ---------

- --------------------------
* Estimated, and subject to future contingencies.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Under Sections 7018-7022 of the New York Banking Law the Company may or shall, subject to various exceptions and limitations, indemnify its directors or officers as follows:

        a. If a director or officer is made or threatened to be made a party to an action by or in the right of the Company to procure a judgment in its favor, by reason of the fact that he is or was a director or officer of the Company or is or was serving at the request of the Company as a director or officer of some other enterprise (including an employee benefit plan), the Company may indemnify him against amounts paid in settlement and reasonable expenses, including attorney's fees, incurred in the defense or settlement of such action or an appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in (or, in the case of service for any other enterprise, not opposed to) the best interests of the Company, except that no indemnification is available under such statutory provisions in respect of a threatened action or a pending action which is settled or otherwise disposed of, or any claim or issue or matter as to which such person is found liable to the Company, unless in each such case a court determines that such person is fairly and reasonably entitled to indemnity for such amount as the court deems proper.

        b. With respect to any action or proceeding other than one by or in the right of the Company to procure a judgment in its favor, if a director or officer is made or threatened to be made a party by reason of the fact that he was a director or officer of the Company, or served some other enterprise (including an employee benefit plan) at the request of the Company, the Company may indemnify him against judgments, fines, amounts paid in settlement and reasonable expenses, including attorney's fees incurred as a result of such action or proceeding, or an appeal therein, if he acted in good faith for a purpose which he reasonably believed to be in (or, in the case of service for any other enterprise, not opposed to) the best interests of the Company and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

        c. A director or officer who has been successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding of the character described in subparagraphs a or b above, shall be entitled to indemnification as authorized in such paragraphs.

The foregoing statement is subject to the detailed provisions of Sections 7018-7022 of the New York Banking Law.

    The indemnification and advancement of expenses granted pursuant to the New York Banking Law, as summarized in the foregoing paragraph, are not exclusive of any other rights to indemnification or advancement of expenses to which a director or officer may be entitled, provided that no indemnification may be made if a judgment adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause so adjudicated, or that he personally gained a financial profit or other advantage to which he was not legally entitled. The By-Laws of the Company provide that directors and officers of the Company shall be indemnified to the fullest extent permitted by law in connection with any actual or threatened action or proceeding (including civil, criminal, administrative or investigative proceedings) arising out of their service to the Company or to another organization at the Company's request. Persons who are not directors or officers of the Company may be similarly indemnified in respect of such service to the extent authorized at any time by the Board of Directors.

    Reference  is  made to  Article VI  of the  Underwriting Agreement  filed as
Exhibit 1(a) hereto for a description of the indemnification arrangements in connection with any underwritten offering of the Securities registered hereby.

    The directors of the Company are insured under officers and directors liability insurance policies purchased by GE Company. The directors, officers and employees of the Company are also insured against fiduciary liabilities under the Employee Retirement Income Security Act of 1974.

ITEM 16. EXHIBITS.

EXHIBIT               INCORPORATED BY REFERENCE
NUMBER                   TO FILINGS INDICATED                                    DESCRIPTION
- ------    --------------------------------------------------  --------------------------------------------------
 1(a)  -- Exhibit 1(a) to the Company's Registration  State-  Form of Underwriting Agreement.
            ment on Form S-3 (No. 33-50909).
  (b)  -- Exhibit  1(b) to the Company's Registration State-  Form of  Amended  and Restated  U.S.  Distribution
            ment on Form S-3 (No. 33-50909).                  Agreement  dated as  of August 31,  1993 among the
                                                              Company and the Dealers party thereto.
  (c)  -- Exhibit 1(c) to the Company's Registration  State-  Form  of  Amended and  Restated  Euro Distribution
            ment on Form S-3 (No. 33-50909).                  Agreement dated as  of August 31,  1993 among  the
                                                              Company and the Dealers party thereto.
 4(a)  -- Exhibit  4(a) to the Company's Registration State-  Form of  Amended  and  Restated  General  Electric
            ment on Form S-3 (No. 33-54009).                  Capital   Corporation  Standard  Global  Multiple-
                                                              Series Indenture Provisions  dated as  of June  1,
                                                              1994.
  (b)  -- Exhibit  4(b) to the Company's Registration State-  Form of  Amended  and  Restated  General  Electric
            ment on Form S-3 (No. 33-54009).                  Capital  Corporation Standard  Multiple-Series In-
                                                              denture Provisions dated as of June 1, 1994.
  (c)  -- Exhibit 4(c) to the Company's Registration  State-  Form of Amended and Restated Indenture dated as of
            ment on Form S-3 (No. 33-54009).                  June   1,  1994  between   the  Company  and  Mer-
                                                              cantile-Safe Deposit and  Trust Company, as  Trus-
                                                              tee.
  (d)  -- Exhibit  4(d) to the Company's Registration State-  Form of Amended and Restated Indenture dated as of
            ment on Form S-3 (No. 33-54009).                  June  15,  1994  between  the  Company  and   Mer-
                                                              cantile-Safe  Deposit and Trust  Company, as Trus-
                                                              tee.
  (e)  -- Exhibit 4(e) to the Company's Registration  State-  Indenture  dated as of March  15, 1986 between the
            ment on Form S-3 (No. 33-18118).                  Company  and  Mercantile-Safe  Deposit  and  Trust
                                                              Company, as Trustee.
  (f)  -- Exhibit  4(m) to the Company's Registration State-  Form of First Supplemental  Indenture dated as  of
            ment on Form S-3 (No. 33-20654).                  December  15, 1987 to Indenture  dated as of March
                                                              15, 1986 between  the Company and  Mercantile-Safe
                                                              Deposit and Trust Company, as Trustee.
  (g)  -- Exhibit  4(f) to the Company's Registration State-  Form of Note [Full Coupon].
            ment on Form S-3 (No. 33-18118).
  (h)  -- Exhibit 4(g) to the Company's Registration  State-  Form of Note [Deep Discount].
            ment on Form S-3 (No. 33-18118).
  (i)  -- Exhibit  4(h) to the Company's Registration State-  Form of Note [Zero Coupon].
            ment on Form S-3 (No. 33-18118).
  (j)  -- Exhibit 4(i) to the Company's Registration  State-  Form of Note [Variable Rate].
            ment on Form S-3 (No. 33-18118).
  (k)  -- Exhibit  4(j) to the Company's Registration State-  Form of Note [Extendible].
            ment on Form S-3 (No. 33-18118).

EXHIBIT               INCORPORATED BY REFERENCE
NUMBER                   TO FILINGS INDICATED                                    DESCRIPTION
- ------    --------------------------------------------------  --------------------------------------------------
  (l)  -- Exhibit 4(k) to the Company's Registration  State-  Form of Warrant Agreement.
            ment on Form S-3 (No. 33-18118).
  (m)  -- Exhibit  4(u) to the Company's Registration State-  Form of Global Medium-Term  Note, Series A,  Fixed
            ment on Form S-3 (No. 33-50909).                  Rate Registered Note.
  (n)  -- Exhibit  4(v) to the Company's Registration State-  Form  of  Global   Medium-Term  Note,  Series   A,
            ment on Form S-3 (No. 33-50909).                  Floating Rate Registered Note.
  (o)  -- Exhibit  4(w) to the Company's Registration State-  Form of Global Medium-Term Note, Series B/C, Fixed
            ment on Form S-3 (No. 33-50909).                  Rate Temporary Global Bearer Note.
  (p)  -- Exhibit 4(x) to the Company's Registration  State-  Form  of  Global  Medium-Term  Note,  Series  B/C,
            ment on Form S-3 (No. 33-50909).                  Floating Rate Temporary Global Bearer Note.
  (q)  -- Exhibit 4(y) to the Company's Registration  State-  Form of Global Medium-Term Note, Series B/C, Fixed
            ment on Form S-3 (No. 33-50909).                  Rate Bearer/Registered Note.
  (r)  -- Exhibit  4(z) to the Company's Registration State-  Form  of  Global  Medium-Term  Note,  Series  B/C,
            ment on Form S-3 (No. 33-50909).                  Floating Rate Bearer/Registered Note.
  (s)  -- Exhibit 4(aa) to the Company's Registration State-  Form of Global Medium-Term Note, Series B/C, Fixed
            ment on Form S-3 (No. 33-50909).                  Rate Permanent Global Bearer Note.
  (t)  -- Exhibit 4(bb) to the Company's Registration State-  Form  of  Global  Medium-Term  Note,  Series  B/C,
            ment on Form S-3 (No. 33-50909).                  Floating Rate Permanent Global Bearer Note.
 5     --                                                     Opinion and consent of  Bruce C. Bennett,  Associ-
                                                              ate   General  Counsel--Treasury   Operations  and
                                                              Assistant Secretary of the Company.
12     --                                                     Computation of ratio of earnings to fixed charges.
23     --                                                     Consent of  KPMG Peat  Marwick LLP  (contained  in
                                                              Part II of this Registration Statement).
                                                              Consent  of Bruce  C. Bennett  is included  in his
                                                              opinion referred to in Exhibit 5 above.
                                                              Consent of James Kalashian, General Tax Counsel of
                                                              the Company.
24     --                                                     Power of Attorney.
25(a)  -- Exhibit 25(a) to the Company's Registration State-  Form   T-1    Statement   of    Eligibility    and
            ment on Form S-3 (No. 33-     ).                  Qualification  under  the Trust  Indenture  Act of
                                                              1939 of Mercantile-Safe Deposit and Trust Company,
                                                              in respect of the Indenture filed as Exhibit 4(c),
                                                              the First Supplemental Indenture filed as  Exhibit
                                                              4(d).
  (b)  -- Exhibit 25(b) to the Company's Registration State-  Form    T-1    Statement   of    Eligibility   and
            ment on Form S-3 (No. 33-     ).                  Qualification under  the  Trust Indenture  Act  of
                                                              1939 of Mercantile-Safe Deposit and Trust Company,
                                                              in respect of the Indenture filed as Exhibit 4(d).

ITEM 17. UNDERTAKINGS.

    The undersigned registrant hereby undertakes: (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; PROVIDED, HOWEVER, that clauses (i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant, General Electric Capital Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on the 24th day of August, 1994.

                                          GENERAL ELECTRIC CAPITAL CORPORATION
                                          By _________/s/ JAMES A. PARKE________
                                                       (James A. Parke
                                              Senior Vice President, Finance)

    Pursuant  to  the  requirements  of   the  Securities  Act  of  1933,   this
Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

                         SIGNATURE                                       TITLE                   DATE
- ------------------------------------------------------------ ------------------------------ ---------------
                                                             Chairman of the Board,
                                                               President and Chief
                                                               Executive Officer (Principal
                               * GARY C. WENDT                 Executive Officer)
   -----------------------------------------------------
                       (Gary C. Wendt)

                                                             Senior Vice President,
                                                               Finance and Director
                                                               (Principal
                                                               Financial and Accounting
                             /s/ JAMES A. PARKE                Officer)
   -----------------------------------------------------
                      (James A. Parke)

                                                             Senior Vice President --       August 24, 1994
                                                               Corporate Treasury and
                            * JEFFREY S. WERNER                Global Funding Operation
   -----------------------------------------------------
                     (Jeffrey S. Werner)

                              * N.D.T. ANDREWS               Director
   -----------------------------------------------------
                      (N.D.T. Andrews)

                               * JAMES R. BUNT               Director
   -----------------------------------------------------
                       (James R. Bunt)

                              * MICHAEL A. NEAL              Director
   -----------------------------------------------------
                      (Michael A. Neal)

                         SIGNATURE                                       TITLE                   DATE
- ------------------------------------------------------------ ------------------------------ ---------------

                          * DENNIS D. DAMMERMAN              Director
   -----------------------------------------------------
                    (Dennis D. Dammerman)

                                * PAOLO FRESCO               Director
   -----------------------------------------------------
                       (Paolo Fresco)

                      * BENJAMIN W. HEINEMAN, JR.            Director
   -----------------------------------------------------
                 (Benjamin W. Heineman, Jr.)

                         * BURTON J. KLOSTER, JR.            Director
   -----------------------------------------------------
                  (Burton J. Kloster, Jr.)

                              * HUGH J. MURPHY               Director                       August 24, 1994
   -----------------------------------------------------
                      (Hugh J. Murphy)

                              * DENIS J. NAYDEN              Director
   -----------------------------------------------------
                      (Denis J. Nayden)

                              * JOHN M. SAMUELS              Director
   -----------------------------------------------------
                      (John M. Samuels)

                            * EDWARD D. STEWART              Director
   -----------------------------------------------------
                     (Edward D. Stewart)

                            * JOHN F. WELCH, JR.             Director
   -----------------------------------------------------
                    (John F. Welch, Jr.)

           *By                /s/ JAMES A. PARKE             Attorney-in-fact
        ------------------------------------------------
                        (James A. Parke)

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    We consent to the incorporation by reference in this Registration Statement on Form S-3, of our report dated February 11, 1994 relating to the financial statements and schedules of the Company and consolidated affiliates as of December 31, 1993 and 1992 and for each of the years in the three-year period ended December 31, 1993 appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1993. Our report refers to a change in 1993 in the method of accounting for certain investments in securities.

    We further consent to the reference to our firm under Experts in the Prospectus.

                                          KPMG PEAT MARWICK LLP

Stamford, Connecticut
August 24, 1994

                             ---------------------

                               CONSENT OF COUNSEL

    The consent of Bruce C. Bennett, Associate General Counsel--Treasury Operations and Assistant Secretary of the Company, to the reference to such counsel under Legal Opinions in the Prospectus, and to the use of his opinion as an Exhibit to the Registration Statement, is included in said opinion.

                                 EXHIBIT INDEX

EXHIBIT                                                                       PAGE
NUMBER                                 DESCRIPTION                           NUMBER
- ------         ------------------------------------------------------------  ------
   5    --     Opinion  and consent of Bruce  C. Bennett, Associate General
               Counsel--Treasury Operations and Assistant Secretary of  the
               Company.
  12    --     Computation of ratio of earnings to fixed charges.
  23    --     Consent  of  James  Kalashian, General  Tax  Counsel  of the
               Company.
  24    --     Power of Attorney.